Exhibit 10.1

EXECUTION COPY

AMENDMENT AND RESTATEMENT AGREEMENT

Dated as of February 8, 2013

THIS AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is made as of February 8, 2013 by and among Vistaprint N.V. (the “Parent”), Vistaprint Limited (the “Company”), Vistaprint Schweiz GmbH, Vistaprint B.V. and Vistaprint USA, Incorporated (collectively, the “Subsidiary Borrowers” and, together with the Parent and the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Credit Agreement dated as of October 21, 2011 by and among the Borrowers, the other Subsidiary Borrowers party thereto from time to time, the lenders party thereto and the Administrative Agent (as in effect on the date hereof, the “Existing Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Restated Credit Agreement (as defined below).

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement;

WHEREAS, the parties hereto have agreed to such amendment and restatement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to enter into this Agreement.

1. Amendment and Restatement of the Existing Credit Agreement. (a) Effective on the Restatement Effective Date (as defined below), the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in Annex A hereto (the “Restated Credit Agreement”). From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Credit Agreement, shall, unless the context otherwise requires, refer to the Restated Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Restated Credit Agreement.

(b) Subject to Section 2 below, all “Revolving Commitments” as defined in, and in effect under, the Existing Credit Agreement on the Restatement Effective Date shall continue in effect under the Restated Credit Agreement, and all “Loans” and “Letters of Credit” as defined in, and outstanding under, the Existing Credit Agreement on the Restatement Effective Date shall continue to be outstanding under the Restated Credit Agreement, and on and after the Restatement Effective Date the terms of the Restated Credit Agreement will govern the rights and obligations of the Borrowers, the Lenders and the Administrative Agent with respect thereto.

(c) The amendment and restatement of the Existing Credit Agreement as contemplated hereby shall not be construed to discharge or, except as expressly contemplated under Section 2 below, otherwise affect any obligations of the Borrowers accrued or otherwise owing under the Existing Credit Agreement that have not been paid, it being understood that such obligations will constitute obligations under the Restated Credit Agreement.

2. Classification of Commitments and Credit Exposure; New Lenders. (a) Effective upon the Restatement Effective Date (i) each Lender that, on or prior to the requisite time on the date hereof, has executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Agreement as a “Term Lender” (or evidence thereof as contemplated by Section 3(a) below) shall be a Term Lender under the Restated Credit Agreement, (ii) each Lender that, on or prior to the requisite time on the date hereof, has executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Agreement as a “2018 Revolving Global Lender” (or evidence thereof as contemplated by Section 3(a) below) shall be a 2018 Revolving Global Lender under the Restated Credit Agreement, and its Revolving Commitment and Revolving Loans under the Existing Credit Agreement shall be a 2018 Revolving Global Commitment and 2018 Revolving Global Loans under the Restated Credit Agreement, respectively, (iii) each Lender that, on or prior to the requisite time on the date hereof, has executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Agreement as a “2018 Revolving US Lender” (or evidence thereof as contemplated by Section 3(a) below) shall be a 2018 Revolving US Lender under the Restated Credit Agreement, and it shall have a 2018 Revolving US Commitment under the Restated Credit Agreement and (iv) each other Lender under the Existing Credit Agreement shall be a 2016 Revolving Global Lender under the Restated Credit Agreement and its Revolving Commitment and Revolving Loans under the Existing Credit Agreement shall be a 2016 Revolving Global Commitment and 2016 Revolving Global Loans under the Restated Credit Agreement, respectively.

(b) Each of the undersigned Lenders that is not a “Lender” under the Existing Credit Agreement immediately prior to the Restatement Effective Date hereby (i) represents and warrants that it is legally authorized to enter into this Agreement, (ii) confirms that it has received a copy of the Restated Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Existing Credit Agreement, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender under the Restated Credit Agreement and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Restated Credit Agreement or any other instrument or document furnished pursuant hereto or thereto, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Restated Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto and (v) agrees that it will be bound by the provisions of the Restated Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Restated Credit Agreement are required to be performed by it as a “Lender” thereunder.

3. Conditions of Effectiveness. The amendment and restatement of the Existing Credit Agreement pursuant to Section 1 of this Agreement shall become effective as of the first date (the “Restatement Effective Date”) on which each of the following conditions shall have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received (i) from each of the Borrowers, the Required Lenders, each 2018 Revolving Lender and each Term Lender either a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other legal opinions, certificates, documents, instruments and agreements in respect of the Loan Parties as the Administrative Agent shall have reasonably requested in connection with the Transactions, all in form and substance satisfactory to the Company and Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E to the Restated Credit Agreement.

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(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders under the Restated Credit Agreement and dated the Restatement Effective Date) of each of (i) Goodwin Procter LLP, U.S. counsel for the Loan Parties, substantially in the form of Exhibit B-1 to the Restated Credit Agreement, (ii) Appleby, Bermuda counsel for the Loan Parties, substantially in the form of Exhibit B-2 to the Restated Credit Agreement, (iii) Stibbe, Dutch counsel for the Loan Parties, substantially in the form of Exhibit B-3 to the Restated Credit Agreement, (iv) Baker & McKenzie Zurich, Swiss counsel for the Loan Parties, substantially in the form of Exhibit B-4 to the Restated Credit Agreement, (v) Clayton Utz, Australian counsel for the Loan Parties, substantially in the form of Exhibit B-5 to the Restated Credit Agreement and (vi) Stewart McKelvey Stirling Scales, Nova Scotia counsel for the Loan Parties, substantially in the form of Exhibit B-6 to the Restated Credit Agreement, and in each case covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall have reasonably requested. The Company hereby requests such counsels to deliver such opinions.

(c) The Lenders shall have received (i) audited consolidated financial statements of the Parent for the two most recent fiscal years ended prior to the Restatement Effective Date as to which such financial statements are available, (ii) unaudited interim consolidated financial statements of the Parent for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are publicly available and (iii) financial statement projections through and including the Parent’s 2017 fiscal year, together with such information as the Administrative Agent and the Lenders shall have reasonably requested (including, without limitation, a reasonably detailed description of the assumptions used in preparing such projections).

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel have reasonably requested relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E to the Restated Credit Agreement.

(e) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Restated Credit Agreement.

(f) The Administrative Agent shall have received evidence satisfactory to it of the payment, prior to or simultaneously with the initial Loans under the Restated Credit Agreement, of all interest, fees and premiums, if any, on all loans and other extensions of credit outstanding under the Existing Credit Agreement (other than contingent indemnity obligations). If any LC Disbursements are outstanding as of the Restatement Effective Date, such LC Disbursements shall be repaid, together with any interest accrued thereon.

(g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company under the Restated Credit Agreement.

Upon the occurrence of the Restatement Effective Date, the Administrative Agent shall notify the Borrowers and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

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4. Borrowing Requests. (a) Promptly upon the effectiveness of the amendment and restatement of the Existing Credit Agreement as provided herein, the Borrowers shall, to the reasonable satisfaction of the Administrative Agent, deliver Borrowing Requests with respect to the outstanding Borrowings under the Restated Credit Agreement, identifying each such Borrowing as a 2016 Revolving Global Borrowing, a 2018 Revolving Global Borrowing or a 2018 Revolving US Borrowing, as the case may be, and the amount thereof and, in the case of Eurocurrency Borrowings, the remaining Interest Periods. Such Borrowing Requests shall be reasonably satisfactory to the Borrowers and the Administrative Agent. Such Borrowing Requests shall not affect the interest rate or remaining Interest Period of any Borrowing or change the Adjusted LIBO Rate of any Borrowing or require any payment under Section 2.16 of the Restated Credit Agreement, but shall be solely for the purpose of establishing the segregation of outstanding 2016 Borrowings and 2018 Borrowings.

(b) If, after giving effect to the transactions contemplated hereby on the Restatement Effective Date, (i) the sum of the aggregate principal Dollar Amount of all of the 2016 Revolving Global Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate 2016 Revolving Global Commitments, (ii) the sum of the aggregate principal Dollar Amount of all of the 2018 Revolving Global Credit Exposures (so calculated) exceeds the aggregate 2018 Revolving Global Commitments, (iii) the sum of all of the 2018 Revolving US Credit Exposures exceeds the aggregate 2018 Revolving US Commitments, (iv) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds the aggregate Revolving Commitments or (v) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) exceeds the Foreign Currency Sublimit, then the Borrowers shall in each case immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j) of the Restated Credit Agreement, as applicable, in an aggregate principal amount sufficient to cause (v) the aggregate Dollar Amount of all 2016 Revolving Global Credit Exposures (so calculated) to be less than or equal to the aggregate 2016 Revolving Global Commitments, (w) the aggregate Dollar Amount of all 2018 Revolving Global Credit Exposures (so calculated) to be less than or equal to the aggregate 2018 Revolving Global Commitments, (x) the aggregate amount of all 2018 Revolving US Credit Exposures to be less than or equal to the aggregate 2018 Revolving US Commitments, (y) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the aggregate Revolving Commitments and (z) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable. The undersigned Lenders hereby waive any requirement of prior notice of any such prepayment.

5. No Novation. This Agreement shall not extinguish the Loans or other obligations outstanding under the Existing Credit Agreement. This Agreement shall be a Loan Document for all purposes.

6. Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of New York. The Parent and each other Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such

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New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

7. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

8. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

VISTAPRINT N.V., as a Borrower

By	/s/Ernst Teunissen
Name: Ernst Teunissen
Title: Chief Financial Officer and Member, Management Board

VISTAPRINT LIMITED, as a Borrower

By	/s/Dawn Antoine
Name: Dawn Antoine
Title: Secretary

VISTAPRINT SCHWEIZ GMBH, as a Borrower

By	/s/Ernst Teunissen
Name: Ernst Teunissen
Title: Managing Director

VISTAPRINT B.V., as a Borrower

By	/s/Ernst Teunissen
Name: Ernst Teunissen
Title: Managing Director

Signature Page to Amendment and Restatement Agreement

Vistaprint Limited, et al.

Credit Agreement dated as of October 21, 2011

VISTAPRINT USA, INCORPORATED, as a Borrower

By	/s/Michael C. Greiner
Name: Michael Greiner
Title: Treasurer and Chief Accounting Officer

JPMORGAN CHASE BANK, N.A., as Issuing Bank, as Swingline Lender, as Administrative Agent and individually as a 2018 Revolving Global Lender and a Term Lender

By	/s/Kenneth D. Coons
Name: Kenneth D. Coons
Title: VP- Senior Underwriter

FIFTH THIRD BANK, as Syndication Agent and individually as a 2018 Revolving Global Lender and a Term Lender

By	/s/Matthew Kuchta
Name: Matthew Kuchta
Title: Vice President

RBS CITIZENS, N.A., as a Co-Documentation Agent and individually as a 2018 Revolving Global Lender and a Term Lender

By	/s/Stephen F. O’Sullivan
Name: Stephen F. O’Sullivan
Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Co-Documentation Agent and individually as a 2018 Revolving Global Lender and a Term Lender

By	/s/Manuel Burgueño
Name: Manuel Burgueño
Title: Vice President

Signature Page to Amendment and Restatement Agreement

Vistaprint Limited, et al.

Credit Agreement dated as of October 21, 2011

THE HUNTINGTON NATIONAL BANK, as a 2016 Revolving Global Lender

By	/s/Jared Shaner
Name: Jared Shaner
Title: Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION, as a 2018 Revolving Global Lender and a Term Lender

By	/s/Robert M. Martin
Name: Robert M. Martin
Title: Senior Vice President

SOVEREIGN BANK, N.A., as a 2018 Revolving Global Lender and a Term Lender

By	/s/A. Neil Sweeny
Name: A. Neil Sweeny
Title: Senior Vice President

BANK OF AMERICA, N.A., as a 2018 Revolving Global Lender and a Term Lender

By	/s/Jean S. Manthorne
Name: Jean S. Manthorne
Title: Senior Vice President

WELLS FARGO BANK NA, LONDON BRANCH, as a 2018 Revolving Global Lender and a Term Lender

By	/s/Joseph Saffire
Name: Joseph Saffire
Title: EVP Head of Global Banking EMEA

Signature Page to Amendment and Restatement Agreement

Vistaprint Limited, et al.

Credit Agreement dated as of October 21, 2011

GOLDMAN SACHS BANK USA, as a 2018 Revolving Global Lender

By	/s/Mark Walton
Name: Mark Walton
Title: Authorized Signatory

FIRST NIAGARA BANK, N.A., as a 2018 Revolving US Lender

By	/s/Robert M. Dellatorre
Name: Robert M. Dellatorre
Title: Vice President

Signature Page to Amendment and Restatement Agreement

Vistaprint Limited, et al.

Credit Agreement dated as of October 21, 2011

ANNEX A

CREDIT AGREEMENT

dated as of

October 21, 2011

as amended and restated as of February 8, 2013

among

VISTAPRINT LIMITED

VISTAPRINT SCHWEIZ GMBH

VISTAPRINT B.V.

VISTAPRINT USA, INCORPORATED

VISTAPRINT N.V.

The Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

FIFTH THIRD BANK

as Syndication Agent

and

RBS CITIZENS, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC

as Sole Bookrunner and Sole Lead Arranger

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Table Of Contents (continued)
Page
SCHEDULES:

Schedule 2.01	– Commitments
Schedule 2.02	– Mandatory Cost
Schedule 2.06	– Existing Letters of Credit
Schedule 3.01A	– Subsidiaries
Schedule 3.01B	– Options and Warrants
Schedule 6.01	– Existing Indebtedness
Schedule 6.02	– Existing Liens

EXHIBITS:

Exhibit A	– Form of Assignment and Assumption
Exhibit B-1	– Form of Opinion of Loan Parties’ U.S. Counsel
Exhibit B-2	– Form of Opinion of Loan Parties’ Bermuda Counsel
Exhibit B-3	– Form of Opinion of Loan Parties’ Dutch Counsel
Exhibit B-4	– Form of Opinion of Loan Parties’ Swiss Counsel
Exhibit B-5	– Form of Opinion of Loan Parties’ Australian Counsel
Exhibit B-6	– Form of Opinion of Loan Parties’ Nova Scotia Counsel
Exhibit C	– Form of Increasing Lender Supplement
Exhibit D	– Form of Augmenting Lender Supplement
Exhibit E	– List of Closing Documents
Exhibit F-1	– Form of Borrowing Subsidiary Agreement
Exhibit F-2	– Form of Borrowing Subsidiary Termination
Exhibit G	– Form of Guaranty
Exhibit H-1	– Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit H-2	– Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit H-3	– Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit H-4	– Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)

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CREDIT AGREEMENT (this “Agreement”) dated as of October 21, 2011, as amended and restated as of February 8, 2013, among VISTAPRINT LIMITED, VISTAPRINT SCHWEIZ GMBH, VISTAPRINT B.V., VISTAPRINT USA, INCORPORATED, VISTAPRINT N.V., the SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, FIFTH THIRD BANK, as Syndication Agent and RBS Citizens, N.A. and HSBC Bank USA, National Association, as Co-Documentation Agents.

WHEREAS, the Borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, are currently party to the Credit Agreement, dated as of October 21, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, the Borrowers, the Lenders party to the Amendment and Restatement Agreement and the Administrative Agent have entered into the Amendment and Restatement Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) extend the applicable maturity date for the 2018 Revolving Lenders (as defined herein) in respect of the existing revolving credit facility under the Existing Credit Agreement; (iii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iv) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Parent and the Subsidiaries outstanding thereunder, which shall be payable in accordance with the terms hereof.

WHEREAS, it is also the intent of the Borrowers and the Guarantors to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Restatement Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2016 Availability Period” means the period from and including the Original Effective Date to but excluding the earlier of the 2016 Maturity Date and the date of termination of the 2016 Revolving Global Commitments.

“2016 Maturity Date” means October 21, 2016.

“2016 Revolving Global Commitment” means, with respect to each Lender, the commitment, if any, to make 2016 Revolving Global Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s 2016 Revolving Global Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s 2016 Revolving Global Commitment as of the Restatement Effective Date is set forth on Schedule 2.01, or in the applicable documentation pursuant to which such Lender shall have assumed its 2016 Revolving Global Commitment pursuant to the terms hereof, as applicable. The aggregate amount of the 2016 Revolving Global Lenders’ 2016 Revolving Global Commitments as of the Restatement Effective Date is $35,000,000.

“2016 Revolving Global Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s 2016 Revolving Global Loans and its LC Exposure and Swingline Exposure at such time.

“2016 Revolving Global Lender” means, as of any date of determination, each Lender that has a 2016 Revolving Global Commitment or, if the 2016 Revolving Global Commitments have terminated or expired, a Lender with 2016 Revolving Global Credit Exposure.

“2016 Revolving Global Loan” means a Loan made pursuant to Section 2.01(a) or a Loan made pursuant to Section 2.01 of the Existing Credit Agreement and outstanding hereunder immediately prior to the Restatement Effective Date that was converted into a 2016 Revolving Global Loan on the Restatement Effective Date.

“2018 Availability Period” means the period from and including the Original Effective Date to but excluding the earlier of the 2018 Maturity Date and the date of termination of the 2018 Revolving Commitments.

“2018 Maturity Date” means February 8, 2018.

“2018 Revolving Commitment” means a 2018 Revolving Global Commitment or a 2018 Revolving US Commitment and “2018 Revolving Commitments” means, collectively, the 2018 Revolving Global Commitments and the 2018 Revolving US Commitments.

“2018 Revolving Global Applicable Percentage” means, with respect to any 2018 Revolving Global Lender, with respect to 2018 Revolving Global Loans, a percentage equal to a fraction the numerator of which is such 2018 Revolving Global Lender’s 2018 Revolving Global Commitment and the denominator of which is the aggregate 2018 Revolving Global Commitments of all 2018 Revolving Global Lenders (or if the 2018 Revolving Global Commitments have terminated or expired, the 2018 Revolving Global Applicable Percentages shall be determined based upon such 2018 Revolving Global Lender’s share of the aggregate 2018 Revolving Global Credit Exposures at that time).

“2018 Revolving Global Commitment” means, with respect to each Lender, the commitment, if any, to make 2018 Revolving Global Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s 2018 Revolving Global Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s 2018 Revolving Global Commitment as of the Restatement Effective Date is set forth on Schedule 2.01, or in the applicable documentation pursuant to which such Lender shall have assumed its 2018 Revolving Global Commitment pursuant to the terms hereof, as applicable. The aggregate amount of the 2018 Revolving Global Lenders’ 2018 Revolving Global Commitments as of the Restatement Effective Date is $355,000,000.

“2018 Revolving Global Credit Exposure” means, with respect to any 2018 Revolving Global Lender at any time, the sum of the outstanding principal amount of such Lender’s 2018 Revolving Global Loans and its LC Exposure and Swingline Exposure at such time.

“2018 Revolving Global Lender” means, as of any date of determination, each Lender that has a 2018 Revolving Global Commitment or, if the 2018 Revolving Global Commitments have terminated or expired, a Lender with 2018 Revolving Global Credit Exposure.

“2018 Revolving Global Loan” means a Loan made by a 2018 Revolving Global Lender pursuant to Section 2.01(b) or a Loan made pursuant to Section 2.01 of the Existing Credit Agreement and outstanding hereunder immediately prior to the Restatement Effective Date that was converted into a 2018 Revolving Global Loan on the Restatement Effective Date.

“2018 Revolving Lender” means a 2018 Revolving Global Lender or a 2018 Revolving US Lender and “2018 Revolving Lenders” means, collectively, the 2018 Revolving Global Lenders and the 2018 Revolving US Lenders.

“2018 Revolving Loan” means a 2018 Revolving Global Loan or a 2018 Revolving US Loan and “2018 Revolving Loans” means, collectively, the 2018 Revolving Global Loans and the 2018 Revolving US Loans.

“2018 Revolving US Applicable Percentage” means, with respect to any 2018 Revolving US Lender, with respect to 2018 Revolving US Loans, a percentage equal to a fraction the numerator of which is such 2018 Revolving US Lender’s 2018 Revolving US Commitment and the denominator of which is the aggregate 2018 Revolving US Commitments of all 2018 Revolving US Lenders (or if the 2018 Revolving US Commitments have terminated or expired, the 2018 Revolving US Applicable Percentages shall be determined based upon such 2018 Revolving US Lender’s share of the aggregate 2018 Revolving US Credit Exposures at that time).

“2018 Revolving US Commitment” means, with respect to each Lender, the commitment, if any, to make 2018 Revolving US Loans and to acquire participations in Letters of Credit denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s 2018 Revolving US Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s 2018 Revolving US Commitment as of the Restatement Effective Date is set forth on Schedule 2.01, or in the applicable documentation pursuant to which such Lender shall have assumed its 2018 Revolving US Commitment pursuant to the terms hereof, as applicable. The aggregate amount of the 2018 Revolving US Lenders’ 2018 Revolving US Commitments as of the Restatement Effective Date is $10,000,000.

“2018 Revolving US Credit Exposure” means, with respect to any 2018 Revolving US Lender at any time, the sum of the outstanding principal amount of such Lender’s 2018 Revolving US Loans and its LC Exposure and Swingline Exposure at such time.

“2018 Revolving US Lender” means, as of any date of determination, each Lender that has a 2018 Revolving US Commitment or, if the 2018 Revolving US Commitments have terminated or expired, a Lender with 2018 Revolving US Credit Exposure.

“2018 Revolving US Loan” means a Loan made by a 2018 Revolving US Lender pursuant to Section 2.01(c).

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Collateral Loan Party” has the meaning assigned to such term in Section 5.09(b)(ii).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (i) (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate plus, without duplication (ii) in the case of Loans by a Lender from its office or branch in the United Kingdom or any Participating Member State, the Mandatory Cost.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and Affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Foreign Subsidiary” means any subsidiary of a Subsidiary organized under the laws of a jurisdiction located in the United States of America so long as such subsidiary (x) is a Foreign Subsidiary and (y) such Foreign Subsidiary acting as a Subsidiary Guarantor would cause a Deemed Dividend Problem.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Swiss Francs and (iv) any other currency that is (x) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) available in the London interbank deposit market and (z) agreed to by the Administrative Agent and each of the Global Facility Revolving Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of February 8, 2013, among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments of any Class have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments of such Class most recently in effect, giving effect to any assignments); provided that in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation and (b) with respect to the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders; provided that in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Term Loan Commitment shall be disregarded in the calculation.

“Applicable Pledge Percentage” means 100% but 65% in the case of a pledge by a U.S. Loan Party of its Equity Interests in an Affected Foreign Subsidiary.

“Applicable Rate” means, for any day, (a) with respect to any Eurocurrency Revolving Loan or any ABR Revolving Loan that is made or held by a 2016 Revolving Global Lender, or with respect to the commitment fees payable hereunder in respect of the 2016 Revolving Global Commitments, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	≤ 1.50 to 1.00	1.25%	0.25%	0.175%
Category 2:	> 1.50 to 1.00 but ≤ 2.50 to 1.00	1.375%	0.375%	0.20%
Category 3:	> 2.50 to 1.00	1.50%	0.50%	0.225%

and (b) with respect to any Eurocurrency Loan or any ABR Loan that is made or held by a 2018 Revolving Lender or a Term Lender, or with respect to the commitment fees payable hereunder in respect of the 2018 Revolving Commitments, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	≤ 1.00 to 1.00	1.50%	0.50%	0.225%
Category 2:	> 1.00 to 1.00 but ≤ 2.00 to 1.00	1.625%	0.625%	0.275%
Category 3:	> 2.00 to 1.00 but ≤ 3.00 to 1.00	1.75%	0.75%	0.30%
Category 4:	> 3.00 to 1.00	2.00%	1.00%	0.35%

For purposes of the foregoing clauses (a) and (b),

(i) if at any time the Parent fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, (x) Category 3 in accordance with the first table above shall be deemed applicable with respect to 2016 Revolving Global Loans and commitment fees payable in respect of the 2016 Revolving Global Commitments and (y) Category 4 in accordance with the second table above shall be deemed applicable with respect to 2018 Revolving Loans, Term Loans and commitment fees payable in respect of the 2018 Revolving Commitments, in each case for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the relevant Category shall be determined in accordance with the applicable table above;

(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii) notwithstanding the foregoing and with respect to both clause (a) above and clause (b) above, Category 2 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Parent’s first fiscal quarter ending after the Restatement Effective Date (unless such Financials demonstrate that Category 3 (in the case of clause (a) above) or Category 3 or 4 (in the case of clause (b) above) should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Available 2016 Revolving Global Commitment” means, at any time with respect to any 2016 Revolving Global Lender, the 2016 Revolving Global Commitment of such Lender then in effect minus the 2016 Revolving Global Credit Exposure of such Lender at such time; it being understood and agreed that any 2016 Revolving Global Lender’s Swingline Exposure shall not be deemed to be a component of the 2016 Revolving Global Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Available 2018 Revolving Global Commitment” means, at any time with respect to any 2018 Revolving Global Lender, the 2018 Revolving Global Commitment of such Lender then in effect minus the 2018 Revolving Global Credit Exposure of such Lender at such time; it being understood and agreed that any 2018 Revolving Global Lender’s Swingline Exposure shall not be deemed to be a component of the 2018 Revolving Global Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Available 2018 Revolving US Commitment” means, at any time with respect to any 2018 Revolving US Lender, the 2018 Revolving US Commitment of such Lender then in effect minus the 2018 Revolving US Credit Exposure of such Lender at such time; it being understood and agreed that any 2018 Revolving US Lender’s Swingline Exposure shall not be deemed to be a component of the 2018 Revolving US Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Banking Services” means each and any of the following bank services provided to the Parent or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Parent or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Parent or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, such Person has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company, the Parent or any Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Class and Type made under a single Facility, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect; provided that until the 2016 Maturity Date, the 2016 Revolving Global Loans and the 2018 Revolving Global Loans will be deemed to constitute a single Class for purposes of this definition, (b) a Term Loan of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.08.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“CAM” means the mechanism for the allocation and exchange of interests in the Designated Obligations and collections thereunder established under Article XI.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article XI.

“CAM Exchange Date” means the first date on which there shall occur (a) any event referred to in clause (h) or (i) of Article VII with respect to any Borrower or (b) an acceleration of Loans pursuant to Article VII.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Amount (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Lender (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date and (b) the denominator shall be the Dollar Amount (as so determined) of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Restatement Effective Date), of Equity

Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent or the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent or the Company by Persons who were neither (i) nominated by the board of directors of the Parent or the Company, as applicable, nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Parent or the Company by any Person or group; (d) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing); or (e) the Parent or the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of any Borrower.

“Change in Law” means the occurrence, after the Restatement Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are 2016 Revolving Global Loans, 2018 Revolving Global Loans, 2018 Revolving US Loans, Term Loans, Swingline Loans, Global Facility Revolving Loans or US Facility Revolving Loans, (b) any Commitment, refers to whether such Commitment is a 2016 Revolving Global Commitment, a 2018 Revolving Global Commitment, a 2018 Revolving US Commitment, a Term Loan Commitment, a Global Facility Revolving Commitment or a US Facility Revolving Commitment and (c) when used in reference to any Lender, refers to whether such Lender is a 2016 Revolving Global Lender, a 2018 Revolving Global Lender, a 2018 Revolving US Lender, a Term Lender, a Global Facility Revolving Lender or a US Facility Revolving Lender; provided that, for the avoidance of doubt, other than in respect of Section 2.09, until the 2016 Maturity Date, (i) 2016 Revolving Global Loans, 2016 Revolving Global Borrowings and 2016 Revolving Global Commitments, on the one hand and 2018 Revolving Global Loans, 2018 Revolving Global Borrowings and 2018 Revolving Global Commitments, on the other hand, shall be deemed to be of the same Class for purposes of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Co-Documentation Agent” means each of RBS Citizens, N.A. and HSBC Bank USA, National Association in its capacity as co-documentation agent for the credit facilities evidenced by this Agreement.

“Collateral” means all right, title and interest of any Loan Party in and to any and all property of such Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, to secure the Secured Obligations pursuant to the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, deeds of hypothec, debentures, loan agreements, notes, guarantees, subordination agreements, pledges, hypothecations, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Parent or any of its Subsidiaries and delivered to the Administrative Agent to secure the Secured Obligations.

“Commitment” means, with respect to each Lender, the sum of such Lender’s 2016 Revolving Global Commitment, 2018 Revolving Global Commitment, 2018 Revolving US Commitment and Term Loan Commitment. The amount of each Lender’s Commitment as of the Restatement Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Vistaprint Limited, a Bermuda company.

“Computation Date” is defined in Section 2.04.

“Consolidated Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP.

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, (vi) non-cash expenses related to share based compensation minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clauses (v) or (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred and (4) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated for the Parent and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive trailing fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Parent or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Parent or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Parent and its Subsidiaries in excess of 10% of Consolidated Total Assets (determined by reference to the most recent financial statements of the Parent delivered pursuant to Section 5.01(a) or 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to such Section, the most recent financial statements referred to in Section 3.04(a)); and “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Parent or any of its Subsidiaries in excess of 10% of Consolidated Total Assets (determined by reference to the most recent financial statements of the Parent delivered pursuant to Section 5.01(a) or 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to such Section, the most recent financial statements referred to in Section 3.04(a)).

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Parent and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Parent and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP). In the event that the Parent or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Parent and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Parent or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Parent or any wholly-owned Subsidiary of the Parent.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Parent and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of the Parent and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, (b) the aggregate amount of Indebtedness of the Parent and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Parent or any of its Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Affiliate” has the meaning assigned to such term in Section 3.19.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the applicable parent U.S. Loan Party under Section 956 of the Code and the effect of such repatriation causing materially adverse tax consequences to such parent U.S. Loan Party, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Loans, (b) participations in Swingline Loans funded by the Revolving Lenders, (c) unreimbursed LC Disbursements and interest thereon and (d) all commitment fees and Letter of Credit participation fees.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Foreign Holdco Subsidiary” means a Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests of (and/or receivables or other amounts due from) one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, so long as such Domestic Subsidiary (i) does not conduct any business or activities other than the ownership of such Equity Interests and/or receivables other than immaterial assets and activities reasonably related or ancillary thereto and (ii) does not incur, and is not otherwise liable for, any Indebtedness (other than intercompany indebtedness permitted pursuant to Section 6.01(c)).

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America other than (i) a Subsidiary that is owned by a Foreign Subsidiary and (ii) a Domestic Foreign Holdco Subsidiary.

“Dutch Borrower” means any Borrower that is organized under the laws of the Netherlands.

“ECP” means an “Eligible Contract Participant” as defined in Section 1(a)(18) of the Commodity Exchange Act and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC (collectively, and as now or hereafter in effect, the “ECP Rules”).

“ECP Rules” has the meaning assigned to such term in the definition of “ECP.”

“Eligible Subsidiary” means any Subsidiary that is approved from time to time by each of the Revolving Lenders and the Administrative Agent.

“Embargoed Person” has the meaning assigned to such term in Section 3.20.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Parent or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition upon the Parent or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“euro” and/or “EUR” means the single currency of the Participating Member States.

“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, Affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:

(a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction (or any political subdivisions thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or by any other jurisdiction in which such Recipient has a present or former connection with such jurisdiction imposing the Tax (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document);

(b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which any Borrower is located;

(c) any backup withholding tax that is required by the Code to be withheld from amounts payable by a Lender that has failed to comply with Section 2.17(f)(ii)(A);

(d) in the case of a Non U.S. Lender (other than an assignee pursuant to a request by any Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding Taxes pursuant to Section 2.17(a); and

(e) any U.S. Federal withholding taxes imposed under FATCA.

“Executive Order” has the meaning assigned to such term in Section 3.20.

“Existing Credit Agreement” is defined in the recitals hereof.

“Existing Letters of Credit” shall have the meaning assigned to such term in Section 2.06(a).

“Existing Loans” shall have the meaning assigned to such term in Section 2.01.

“Facility” means the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the Restatement Effect Date, there are three Facilities under this Agreement, i.e., the Global Revolving Facility, the US Revolving Facility and the Term Loan Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent or the Company, as the context may require.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Parent and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“First Tier Foreign Subsidiary” means each subsidiary of a Subsidiary organized under the laws of a jurisdiction located in the United States of America that is a Foreign Subsidiary and with respect to which any one or more of the Parent and its Domestic Subsidiaries directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Foreign Assets Control Regulations” has the meaning assigned to such term in Section 3.20.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Sublimit” means $50,000,000.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FSA” means the Dutch Financial Supervision Act (Wet op het financieel toezicht), as amended from time to time

“GAAP” means generally accepted accounting principles in the United States of America.

“Global Facility Revolving Commitments” means, collectively, the 2016 Revolving Global Commitments and the 2018 Revolving Global Commitments.

“Global Facility Revolving Credit Exposure” means, with respect to any Global Facility Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Global Facility Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Global Facility Revolving Lender” means a 2016 Revolving Global Lender or a 2018 Revolving Global Lender and “Global Facility Revolving Lenders” means, collectively, the 2016 Revolving Global Lenders and the 2018 Revolving Global Lenders.

“Global Facility Revolving Loan” means a 2016 Revolving Global Loan or a 2018 Revolving Global Loan and “Global Facility Revolving Loans” means, collectively, the 2016 Revolving Global Loans and the 2018 Revolving Global Loans.

“Global Revolving Facility” means the credit facility hereunder pursuant to which Global Facility Revolving Lenders make Global Facility Revolving Loans pursuant to the terms of this Agreement.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means, collectively, the Parent and the Subsidiary Guarantors.

“Guaranty” means that certain Amended and Restated Guaranty dated as of the Restatement Effective Date in the form of Exhibit G (including any and all supplements thereto) and executed by each Guarantor party thereto and any other guaranty agreements as are requested by the Administrative Agent and its counsel, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all obligations of such Person under Sale and Leaseback Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Initial Subsidiary Borrowers” has the meaning assigned to such term in the definition of Subsidiary Borrower.

“Information Memorandum” means the Confidential Information Memorandum dated December 2012 relating to the Company and the Transactions.

“Insolvency Regulation” shall mean the Council Regulation (EC) No.1346/2000 29 May 2000 on Insolvency Proceedings.

“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.12(b).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the 2018 Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six (or, if acceptable to each Lender, nine or twelve) months thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01, the Persons that are “Lenders” under the Existing Credit Agreement as of the Restatement Effective Date and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” has the meaning assigned to such term in Section 6.12(a).

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period, as the rate for deposits in such Agreed Currency in the London interbank market with a maturity comparable to such Interest Period. In the event that such rate does not appear on such page (or on any successor or substitute page), the “LIBO Rate” shall be determined by reference to such other publicly available service displaying interest rates applicable to deposits in such Agreed Currency in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which deposits in such Agreed Currency in reasonable market size and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Guaranty, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications, the Collateral Documents, the Amendment and Restatement Agreement and any and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Mandatory Cost” is described in Schedule 2.02.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Parent and the Subsidiaries taken as a whole, (b) the ability of any Borrower or any Guarantor to perform any of its obligations under the Loan Documents when due or (c) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary (i) which, as of the most recent fiscal quarter of the Parent, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than ten percent (10%) of Consolidated EBITDA for such period or (ii) which contributed greater than ten percent (10%) of

Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all that are not Material Subsidiaries exceeds twenty percent (20%) of Consolidated EBITDA for any such period or twenty percent (20%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries; provided further that, solely for purposes of determining compliance with the requirements above, Consolidated Total Assets shall exclude (i) assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, developed technology, copyrights, trade names, trademarks, patents, franchises, licenses, capitalized research, development costs, capitalized software and website development, and (ii) intercompany loans between Persons that become Subsidiaries.

“Maturity Date” means the 2016 Maturity Date or the 2018 Maturity Date, as applicable.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Parent and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Original Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“Obligors” means, collectively, the Parent and the Borrowers.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Effective Date” means October 21, 2011.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent” means Vistaprint N.V., a naamloze vennootschap organized under the laws of the Netherlands, with its statutory seat in Venlo, the Netherlands.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by the Parent or any Subsidiary of (i) all or substantially all, or a significant portion of, the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Parent and the Subsidiaries or business reasonably related thereto, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.09 and 5.10 shall have been taken, (d) the Parent and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition (but without giving effect to any synergies or cost savings), with the covenants contained in Section 6.12 recomputed as of the last day of the most recently ended fiscal quarter of the Parent for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $50,000,000, the Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Parent to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent, (e) in the case of an acquisition or merger involving the Parent or a Subsidiary, the Parent or such Subsidiary (or another Person that merges or consolidates with such Subsidiary and that, immediately after the consummation of such merger or consolidation, becomes a Subsidiary) is the surviving entity of such merger and/or consolidation and (f) the aggregate cash consideration paid in respect of such acquisitions, when taken together with the aggregate cash consideration paid in respect of all other acquisitions, does not exceed

$25,000,000 during any fiscal year of the Parent (provided, however, that the aggregate cash consideration paid in respect of any such acquisitions shall be permitted in an aggregate amount not to exceed $250,000,000 for each such acquisition so long as the Leverage Ratio does not exceed the Applicable Acquisition Ratio Level immediately after giving effect to such acquisition on a Pro Forma Basis). As used herein, “Applicable Acquisition Ratio Level” means a ratio equal to (x) the numerator of the maximum Leverage Ratio permitted under Section 6.12(a) at such time minus 0.50 to (y) 1.00.

“Permitted Corporate Reorganization” means a reorganization of the corporate structure of the Parent and its Subsidiaries to the extent (i) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (ii) such reorganization does not have a material adverse effect on the credit support for the Transactions and on the credit profile of the Company and the Guarantors taken as a whole.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) any netting or set-off arrangement entered into by any Loan Party in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(g) any Lien arising under clause 24 and 25 of the general terms and conditions (algemene voorwaarden) of the Dutch Banker’s Association (Nederlandse Vereniging van Banken) or any similar term applied by a Dutch bank; and

(h) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means investments permitted to be made in accordance with the investment policy of the Parent, as such policy is in effect, and as disclosed to the Administrative Agent, prior to the Original Effective Date and as such policy may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Subsidiary” means each Material Subsidiary but limited, in the case of a Foreign Subsidiary owned by a Subsidiary organized under the laws of a jurisdiction located in the United States of America, to the First Tier Foreign Subsidiary in such Foreign Subsidiary’s ownership chain.

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, with respect to any event, that the Parent is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01.

“Prohibited Person” means any Person (a) listed in the Annex to the Executive Order or identified pursuant to Section 1 of the Executive Order; (b) that is owned or controlled by, or acting for or on behalf of, any Person listed in the Annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order; (c) with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order; (d) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order; (e) who is named as a “Specially designated national or blocked person” on the most current list published by the OFAC at its official website, at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any replacement website or other replacement official publication of such list; or (f) who is owned or controlled by a Person listed above in clause (c) or (e).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation guaranteed under Article X hereof or under a Guaranty, each Obligor or Guarantor, as the case may be, that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an ECP.

“Qualifying Bank” means any person or entity acting on its own account which is licensed as a bank by the banking laws in force in its jurisdiction of incorporation and any branch of a legal entity, which is licensed as a bank by the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and authority of decision making, all within the meaning of the Swiss Guidelines as issued and as amended from time to time by the Swiss Federal Tax Administration (SFTA).

“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the Business Day on which it is market practice in the London interbank market for the Administrative Agent to give quotations for deposits in the Agreed Currency of such Eurocurrency Borrowing for delivery on the first day of such Interest Period.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments of all of the Lenders at such time.

“Restatement Effective Date” has the meaning specified in the Amendment and Restatement Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent or any Subsidiary.

“Revolving Commitment” means a 2016 Revolving Global Commitment, a 2018 Revolving Global Commitment or a 2018 Revolving US Commitment, and, “Revolving Commitments” means, collectively, the 2016 Revolving Global Commitments, the 2018 Revolving Global Commitments and the 2018 Revolving US Commitments.

“Revolving Credit Exposure” means with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a 2016 Revolving Global Lender, a 2018 Revolving Global Lender or a 2018 Revolving US Lender, and, “Revolving Lenders” means, collectively, the 2016 Revolving Global Lenders, the 2018 Revolving Global Lenders and the 2018 Revolving US Lenders.

“Revolving Loan” means a 2016 Revolving Global Loan, a 2018 Revolving Global Loan or a 2018 Revolving US Loan, and, “Revolving Loans” means, collectively, the 2016 Revolving Global Loans, the 2018 Revolving Global Loans and the 2018 Revolving US Loans.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and the Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Parent and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Parent or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Restatement Effective Date, between each U.S. Loan Party and the Administrative Agent, on behalf of itself and the other Secured Parties, and any other pledge or security agreement entered into, after the Restatement Effective Date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated or otherwise modified from time to time to secure the Secured Obligations.

“Service of Process Agent” means Corporation Service Company.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” means any Indebtedness of the Parent or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.

“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent.

“Subsidiary Borrower” means (i) Vistaprint Schweiz GmbH, a corporation incorporated under the laws of Switzerland, (ii) Vistaprint B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, with its statutory seat in Venlo, the Netherlands, (iii) VPUSA (collectively, the “Initial Subsidiary Borrowers”) and (iv) any other Eligible Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23, in each case, provided that such Subsidiary Borrower has not ceased to be a Subsidiary Borrower pursuant to such Section 2.23.

“Subsidiary Guarantor” means each Material Subsidiary that is a party to the Guaranty. The Subsidiary Guarantors on the Restatement Effective Date are identified as such in Schedule 3.01A hereto.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Parent or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swiss Borrower” means Vistaprint Schweiz GmbH and any other Borrower incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to Article 9 of the Swiss Federal Withholding Tax Act.

“Swiss Guidelines” means, together, the guideline “Interbank Loans” of 22 September 1986 (S- 02.123) (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), the guideline “Syndicated Loans” of January 2000 (S-02.128) (Merkblatt “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom Januar 2000), the guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), the guideline “Bonds” of April 1999 (S-02.122.1) (Merkblatt “Obligationen” vom April 1999), the circular letter No. 34 “Customer Credit Balances” of 26 July 2011 (1-034-V-2011) (Kreisschreiben Nr. 34 „Kundenguthaben” vom 26. Juli 2011), the circular letter No. 15 of 7 February 2007 (1-015-DVS-2007) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss Federal Withholding Tax and Swiss Federal Stamp Taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 7. February 2007); all as issued, and as amended from time to time, by the Swiss Federal Tax Administration (SFTA).

“Swiss Federal Withholding Tax” means the Taxes levied pursuant to the Swiss Federal Withholding Tax Act.

“Swiss Federal Withholding Tax Act” means the Swiss Federal Withholding Tax Act of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965); together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Swiss Non-Bank Rules” means the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

“Swiss Subsidiary Guarantor” means any other Subsidiary Guarantor incorporated in Switzerland and/or having its registered office in Switzerland.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors (within the meaning of the Swiss Guidelines) under this Agreement which are not Qualifying Banks must not, at any time, exceed ten (10).

“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of the Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement and intra-group loans (if and to the extent intra-group loans are not exempt in accordance with the ordinance of the Swiss Federal Council of 18 June 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of 1 August 2010), loans, facilities and/or private placements (including under this Agreement) must not, at any time, exceed twenty (20); in each case in accordance with the meaning of the Swiss Guidelines.

“Syndication Agent” means Fifth Third Bank in its capacity as syndication agent for the credit facilities evidenced by this Agreement.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.

“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth on Schedule 2.01 or in the most recent Assignment Agreement or other documentation contemplated hereby executed by such Term Lender and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $100,000,000 on the Restatement Effective Date. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans.

“Term Loan Facility” means the loan facility hereunder pursuant to which Term Lenders make Term Loans pursuant to the terms of this Agreement.

“Term Loans” means the term loans made by the Term Lenders to the Parent pursuant to Section 2.01(d).

“Trading with the Enemy Act” has the meaning assigned to such term in Section 3.20.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests or any similar or equivalent legislation as in effect in any applicable jurisdiction (including Canada or any province thereof).

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Borrower” means VPUSA and any other Borrower organized under the laws of the United States of America or any jurisdiction thereof.

“U.S. Loan Party” means VPUSA and any other Loan Party organized under the laws of the United States of America or any jurisdiction thereof.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D)(2).

“US Facility Revolving Commitments” means the 2018 Revolving US Commitments.

“US Facility Revolving Credit Exposure” means, with respect to any US Facility Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s US Facility Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“US Facility Revolving Lender” means a 2018 Revolving US Lender and “US Facility Revolving Lenders” means, collectively, the 2018 Revolving US Lenders.

“US Facility Revolving Loan” means a 2018 Revolving US Loan and “US Facility Revolving Loans” means, collectively, the 2018 Revolving US Loans.

“US Revolving Facility” means the credit facility hereunder pursuant to which US Facility Revolving Lenders make US Facility Revolving Loans pursuant to the terms of this Agreement.

“VPUSA” means Vistaprint USA, Incorporated, a Delaware corporation.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and/or the Administrative Agent.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05. Status of Secured Obligations. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.06. Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, on the Restatement Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Restatement Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Restatement Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) the “Revolving Commitments” (as defined in the Existing Credit Agreement) shall be allocated between, and redesignated as, 2016 Revolving Global Commitments and 2018 Revolving Global Commitments hereunder, (d) the Administrative Agent shall make such other reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Revolving Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Restatement Effective Date and (e) the Company hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans (including the “Eurocurrency Loans” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.16 hereof.

SECTION 1.07. PPSA/UCC, etc. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including the Personal Property Security Act of each applicable province of Canada, the Civil Code of Quebec, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to “Article 9” shall be deemed to refer also to applicable Canadian securities transfer laws (including the Securities Transfer Act (Nova Scotia)), (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, (v) all references to the United States, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, or to any subdivision, department, agency or instrumentality thereof, and (vi) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities laws in Canada.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Prior to the Restatement Effective Date, certain loans were made to the Borrowers under the Existing Credit Agreement which remain outstanding as of the Restatement Effective Date (such outstanding loans being hereinafter referred to as the “Existing Loans”). Subject to the terms and conditions set forth in this Agreement, the Borrowers and each of the Lenders agree that on the Restatement Effective Date but subject to the reallocation and other transactions described in Section 1.06, the Existing Loans shall be reevidenced as Revolving Loans of a particular Class under this Agreement and the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement. Subject to the terms and conditions set forth herein (including, without limitation, Section 2.02):

(a) each 2016 Revolving Global Lender agrees to make 2016 Revolving Global Loans to the Borrowers in Agreed Currencies from time to time during the 2016 Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s 2016 Revolving Global Credit Exposure exceeding such Lender’s 2016 Revolving Global Commitment, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total 2016 Revolving Global Credit Exposures exceeding the aggregate 2016 Revolving Global Commitments, (iii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Global Facility Revolving Credit Exposures exceeding the aggregate Global Facility Revolving Commitments, (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments or (v) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit;

(b) each 2018 Revolving Global Lender agrees to make 2018 Revolving Global Loans to the Borrowers in Agreed Currencies from time to time during the 2018 Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s 2018 Revolving Global Credit Exposure exceeding such Lender’s 2018

Revolving Global Commitment, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total 2018 Revolving Global Credit Exposures exceeding the aggregate 2018 Revolving Global Commitments, (iii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Global Facility Revolving Credit Exposures exceeding the aggregate Global Facility Revolving Commitments, (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments or (v) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit;

(c) each 2018 Revolving US Lender agrees to make 2018 Revolving US Loans to the U.S. Borrowers in Dollars from time to time during the 2018 Availability Period in an aggregate principal amount that will not result in (i) such Lender’s 2018 Revolving US Credit Exposure exceeding such Lender’s 2018 Revolving US Commitment, (ii) the sum of the total 2018 Revolving US Credit Exposures exceeding the aggregate 2018 Revolving US Commitments, (iii) the sum of the total US Facility Revolving Credit Exposures exceeding the aggregate US Facility Revolving Commitments or (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; and

(d) each Term Lender with a Term Loan Commitment agrees to make a Term Loan to the Parent in Dollars on the Restatement Effective Date, in an amount equal to such Lender’s Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made under a single Facility and shall be made by the Lenders of such Class under such Facility ratably in accordance with their respective Commitments in respect of the applicable Class and in respect of the applicable Facility; provided that (i) prior to the 2016 Maturity Date, each Borrowing of Global Facility Revolving Loans shall consist of both 2016 Revolving Global Loans and 2018 Revolving Global Loans made by both the 2016 Revolving Global Lenders and 2018 Revolving Global Lenders, respectively, ratably in accordance with their respective Global Facility Revolving Commitments on the date such Loans are made hereunder, (ii) on and after the 2016 Maturity Date, each Borrowing of Global Facility Revolving Loans shall consist of 2018 Revolving Global Loans made by the 2018 Revolving Global Lenders ratably in accordance with their respective Global Facility Revolving Commitments on the date such Loans are made hereunder, and (iii) each Borrowing of US Facility Revolving Loans shall consist of 2018 Revolving US Loans made by the 2018 Revolving US Lenders ratably in accordance with their respective US Facility Revolving Commitments on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b) Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in a Foreign Currency, 500,000 units of such currency) and not less than $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000. Borrowings of more than one Type and Class and under more than one Facility may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested (i) with respect to a Borrowing consisting of 2016 Revolving Global Loans would end after the 2016 Maturity Date or (ii) with respect to a Borrowing consisting of 2018 Revolving Loans or Term Loans would end after the 2018 Maturity Date.

(e) The initial borrowing from any Lender to any Dutch Borrower shall be at least €100,000 (or its equivalent in another currency) or any other amount that will from time to time be applicable under section 3(2) under a and/or b of the Dutch Decree on Definitions Wft (Besluit definitiebepalingen Wft), or, if it is less, that Lender shall confirm in writing to that Dutch Borrower that it is a professional market party within the meaning of the FSA.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) not later than four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided, further, that in the case of any request for a Revolving Borrowing under the Global Revolving Facility, the applicable Borrower (or the Company on its behalf) shall make a separate Borrowing Request in the manner provided for above with respect to that portion of such Revolving Borrowing which will be comprised of 2016 Revolving Global Loans and that portion of such Revolving Borrowing which will be comprised of 2018 Revolving Global Loans. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower;

(ii) whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;

(iii) in the case of a Revolving Borrowing, whether such Borrowing is to be made under the Global Revolving Facility or the US Revolving Facility;

(iv) the aggregate amount of the requested Borrowing;

(v) the date of such Borrowing, which shall be a Business Day;

(vi) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(vii) in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(viii) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to whether a Revolving Borrowing is to be made under the Global Revolving Facility or the US Revolving Facility, then the requested Revolving Borrowing shall be deemed to be made in respect of the Global Revolving Facility. If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a) each Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing,

(b) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(c) all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Company from time to time during the 2018 Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000, (ii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total 2016 Revolving Global Credit Exposures exceeding the aggregate 2016 Revolving Global Commitments, (iii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total 2018 Revolving Credit Global Exposures exceeding the aggregate 2018 Revolving Global Commitments, (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Global Facility Revolving Credit Exposures exceeding the aggregate Global Facility Revolving Commitments, (v) the sum of the total US Facility Revolving Credit Exposures exceeding the aggregate US Facility Revolving Commitments or (vi) the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage (after giving effect to the reallocation provisions of this paragraph (c)) of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of any of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that on the 2016 Maturity Date, the participations so acquired by the 2016 Revolving Global Lenders shall be reallocated to the remaining Revolving Lenders ratably in accordance with such Revolving Lenders’ respective Applicable Percentages; provided further that, to the extent such reallocation shall cause the Revolving Credit Exposures to exceed the Revolving Commitments, the Borrowers shall, on such date of reallocation, prepay Revolving

Loans and cash collateralize outstanding LC Exposure in an amount sufficient to eliminate any such excess. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit denominated in Agreed Currencies for its own account or for the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the 2018 Availability Period. Notwithstanding the foregoing, the letters of credit issued and outstanding under the Existing Credit Agreement and identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Restatement Effective Date for all purposes of the Loan Documents. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. For the avoidance of doubt, the Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $25,000,000, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total 2016 Revolving Global Credit Exposures shall not exceed the aggregate 2016 Revolving Global Commitments, (iii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total 2018 Revolving Global Credit Exposures shall not exceed the aggregate 2018 Revolving Global Commitments, (iv) the sum of the total 2018 Revolving US Credit Exposures shall not exceed the aggregate 2018 Revolving US Commitments, (v) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Global Facility Revolving Credit Exposures exceeding the aggregate Global Facility Revolving Commitments, (vi) the sum of the total US Facility Revolving Credit Exposures exceeding the aggregate US Facility Revolving Commitments, (vii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments and (viii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that any such Letter of Credit may provide for the automatic renewal thereof for additional one-year periods subject to customary non-renewal provisions (which shall in no event extend beyond the date referred to in the following clause (ii)) and (ii) the date that is five (5) Business Days prior to the 2018 Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit; provided that on the 2016 Maturity Date, the participations so granted and acquired by the 2016 Revolving Global Lenders shall be reallocated to the remaining Revolving Lenders ratably in accordance with such Revolving Lenders’ respective Applicable Percentages; provided further that, to the extent such reallocation shall cause the Revolving Credit Exposures to exceed the Revolving Commitments, the Borrowers shall, on such date of reallocation, prepay Revolving Loans and cash collateralize outstanding LC Exposure in an amount sufficient to eliminate any such excess. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage (after giving effect to the reallocation provisions of this paragraph (d)) of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of any of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed Currency which was paid by the Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the Business Day immediately following the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the Dollar Amount of $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan in Dollars in an amount equal to such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and the Dollar Amount of such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay in Dollars to the Administrative Agent the Dollar Amount of its Applicable Percentage (after giving effect to the reallocation provisions of Section 2.06(d)) of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.

(f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect ,consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the relevant Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans made by a 2018 Revolving Lender (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans made by a 2018

Revolving Lender); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment (and each Revolving Lender shall be entitled to the same rate of interest on its participation as the Issuing Bank is entitled to in respect of such LC Disbursement, regardless of whether such Revolving Lender is a 2016 Revolving Global Lender, a 2018 Revolving Global Lender or a 2018 Revolving US Lender).

(i) Replacement of Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Company hereby grants the Administrative Agent a security interest in all of its right, title and interest in and to the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account.

Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the Company designated by the Company in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to the relevant Class of ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type, and under the applicable Facility, specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. Notwithstanding any other provision of this Section, the Borrowers shall not be permitted to change the Facility or Class of any Borrowing.

(b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments or the Facility pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto,

then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate at 3:00 p.m. (New York City time) on the Restatement Effective Date, (ii) all 2016 Revolving Global Commitments shall terminate on the 2016 Maturity Date and (iii) all 2018 Revolving Commitments shall terminate on the 2018 Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the 2016 Revolving Global Commitments, the 2018 Revolving Global Commitments or the 2018 Revolving US Commitments; provided that (i) each reduction of such Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce such Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans of such Class in accordance with Section 2.11, the Dollar Amount of the sum of the Revolving Credit Exposures in respect of such Class would exceed the aggregate Revolving Commitments of such Class.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce any of the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Revolving Commitments in respect of any Class shall be made ratably among the Lenders in accordance with their respective Revolving Commitments in respect of such Class; provided that if an Event of Default shall have occurred and be continuing and one or more Letters of Credit or unreimbursed LC Disbursements shall be outstanding, the Company shall not terminate or reduce any Class of Commitments unless it shall simultaneously and ratably reduce the other Classes of Commitments.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each 2016 Revolving Global Lender the then unpaid principal amount of each 2016 Revolving Global Loan made to such Borrower on the 2016 Maturity Date in the currency of such Loan, (ii) to the Administrative

Agent for the account of each 2018 Revolving Global Lender the then unpaid principal amount of each 2018 Revolving Global Loan made to such Borrower on the 2018 Maturity Date in the currency of such Loan, (iii) to the Administrative Agent for the account of each 2018 Revolving US Lender the then unpaid principal amount of each 2018 Revolving US Loan made to such Borrower on the 2018 Maturity Date in Dollars, and (iv) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the 2018 Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding. The Parent shall repay Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.11(a)):

Date	Amount
June 30, 2013	$1,250,000
September 30, 2013	$1,250,000
December 31, 2013	$1,250,000
March 31, 2014	$1,250,000
June 30, 2014	$2,500,000
September 30, 2014	$2,500,000
December 31, 2014	$2,500,000
March 31, 2015	$2,500,000
June 30, 2015	$2,500,000
September 30, 2015	$2,500,000
December 31, 2015	$2,500,000
March 31, 2016	$2,500,000
June 30, 2016	$3,750,000
September 30, 2016	$3,750,000
December 31, 2016	$3,750,000
March 31, 2017	$3,750,000
June 30, 2017	$15,000,000
September 30, 2017	$15,000,000
December 31, 2017	$15,000,000

To the extent not previously repaid, all unpaid Term Loans shall be paid in full in Dollars by the Parent on the 2018 Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility under which it was made, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans.

(a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, and each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Parent. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(b) If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the 2016 Revolving Global Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate 2016 Revolving Global Commitments, (B) the sum of the aggregate principal Dollar Amount of all of the 2018 Revolving Global Credit Exposures (so calculated) exceeds the aggregate 2018 Revolving Global Commitments, (C) the sum of the aggregate principal Dollar Amount of all of the 2018 Revolving US Credit Exposures exceeds the aggregate 2018 Revolving

US Commitments, (D) the sum of the aggregate principal Dollar Amount of all of the Global Facility Revolving Credit Exposures (so calculated) exceeds the aggregate Global Facility Revolving Commitments, (E) the sum of the aggregate principal amount of all of the US Facility Revolving Credit Exposures exceeds the aggregate US Facility Revolving Commitments, (F) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds the aggregate Revolving Commitments or (G) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the 2016 Revolving Global Credit Exposures (so calculated) exceeds 105% of the aggregate 2016 Revolving Global Commitments, (B) the sum of the aggregate principal Dollar Amount of all of the 2018 Revolving Global Credit Exposures (so calculated) exceeds 105% of the aggregate 2018 Revolving Global Commitments, (C) the sum of the aggregate principal amount of all of the 2018 Revolving US Credit Exposures exceeds 105% of the aggregate 2018 Revolving US Commitments, (D) the sum of the aggregate principal Dollar Amount of all of the Global Facility Revolving Credit Exposures (so calculated) exceeds 105% of the aggregate Global Facility Revolving Commitments, (E) the sum of the aggregate principal amount of all of the US Facility Revolving Credit Exposures exceeds 105% of the aggregate US Facility Revolving Commitments, (F) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the aggregate Revolving Commitments or (F) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrowers shall in each case immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (v) the aggregate Dollar Amount of all 2016 Revolving Global Credit Exposures (so calculated) to be less than or equal to the aggregate 2016 Revolving Global Commitments, (w) the aggregate Dollar Amount of all 2018 Revolving Global Credit Exposures (so calculated) to be less than or equal to the aggregate 2018 Revolving Global Commitments, (x) the aggregate Dollar Amount of all 2018 Revolving US Credit Exposures to be less than or equal to the aggregate 2018 Revolving US Commitments, (y) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the aggregate Revolving Commitments and (z) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.

SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on (i) in the case of 2016 Revolving Global Lenders, the daily Available 2016 Revolving Global Commitment of such Lender during the period from and including the Original Effective Date to but excluding the date on which such 2016 Revolving Global Commitment terminates, (ii) in the case of 2018 Revolving Global Lenders, the daily Available 2018 Revolving Global Commitment of such Lender during the period from and including the Original Effective Date to but excluding the date on which such 2018 Revolving Global Commitment terminates and (iii) in the case of 2018 Revolving US Lenders, the daily Available 2018 Revolving US Commitment of such Lender during the period from and including the Original Effective Date to but excluding the date on which such 2018 Revolving US Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the relevant Revolving Commitments terminate, commencing on the first such date to occur after the Original Effective Date; provided that any commitment fees accruing after the date on which the relevant Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans made by such Revolving Lender on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the relevant Revolving Lender’s Revolving Commitment terminates and any such fees accruing after the date on which such Revolving Lender’s Revolving Commitment terminates shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans of the same Class (or, if such overdue amount is not related to a particular Class, the rate applicable to ABR Loans that are 2018 Revolving Loans) as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of 2016 Revolving Global Loans or 2018 Revolving Loans, upon termination of the 2016 Revolving Global Commitments or the 2018 Revolving Commitments, as applicable; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the 2016 Availability Period or the 2018 Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) The interest rates provided for in this Agreement, including this Section 2.13 are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Section or in other Sections of this Agreement is not and will not become subject to the Swiss Federal Withholding Tax. Notwithstanding that the parties do not anticipate that any payment of interest will be subject to the Swiss Federal Withholding Tax, they agree that, in the event that the Swiss Federal Withholding Tax should be imposed on interest payments, the payment of interest due by the Swiss Borrower shall, in line with and subject to Section 2.17, including the limitations therein, be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Federal Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Federal Withholding Tax been required. For this purpose, the Swiss Federal Withholding Tax shall be calculated on the full grossed-up interest amount. For the purposes of this Section, “Non-Refundable Portion” shall mean Swiss Federal Withholding Tax at the standard rate (being, as at the Restatement Effective Date, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration (SFTA) confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to such Lender. The Swiss Borrower shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Federal Withholding Tax so deducted. Section 2.17(f) applies equally to this Section 2.13(f).

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the relevant Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the relevant Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and, unless repaid, (A) in the case of a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing of the same Class under the same Facility and (B) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, such Eurocurrency Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing of the same Class under the same Facility (and if any Borrowing Request requests a Eurocurrency Revolving Borrowing denominated in a Foreign Currency, such Borrowing Request shall be ineffective); provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a

Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17. Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b) Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrowers. The relevant Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within ten (10) days after the Recipient delivers to the relevant Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent or the applicable Loan Party (as applicable) in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) Status of Lenders. (i) Any Recipient that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Recipient, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Recipient is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) below, which, for the avoidance of doubt, includes any successor form) shall not be required if in the Recipient’s judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient. Upon the reasonable request of any Borrower or the Administrative Agent, any Recipient shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Recipient, such Recipient shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if any Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” or similar article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” or similar article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit H-1, H-2, H-3 or H-4, as applicable (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of any Loan Party within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable such Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant

Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Issuing Bank. For purposes of Section 2.17(e), the term “Lender” includes the Issuing Bank.

(i) Compliance with Swiss Non-Bank Rules. Each Lender confirms that it is a Qualifying Bank or, if not, a single (1) person only for the purpose of the Swiss Non-Bank Rules and any other Person that shall become a Lender or a Participant pursuant to Section 9.04 shall be deemed to have confirmed that it is a Qualifying Bank or, if not, a single (1) person only for the purpose of Swiss Non-Bank Rules. The Swiss Borrower may request a Lender to confirm (i) whether or not it is (and each of its Participants are) a Qualifying Bank or (ii) whether it (or any of its Participants) does count as a single (1) person for purposes of the Swiss Non-Bank Rules, if it reasonably believes that that Lender’s status has changed during the term of this Agreement.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from any Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from any Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by any Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Company, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurocurrency Loan under a Facility, except (a) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of under the same Facility and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by a Borrower (or the Company on behalf of a Borrower) pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the relevant Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d) If, except as expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13(f) or Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13(f), 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.13(f) or Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20. Expansion Option. The Company may from time to time elect to increase the 2018 Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $25,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $200,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its 2018 Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that none of the Parent or any of its Subsidiaries or Affiliates or a natural person may be an Augmenting Lender), to increase their existing 2018 Revolving Commitments, or to participate in such Incremental Term Loans, or extend 2018 Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in 2018 Revolving Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new 2018 Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the 2018 Revolving Commitments (or in the 2018 Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Parent and (B) the Parent shall be in compliance (on a Pro Forma Basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.12 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Restatement Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the 2018 Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding 2018 Revolving Loans of all the Lenders to equal its 2018 Revolving Global Applicable Percentage or its 2018 Revolving US Applicable Percentage, as applicable, of such outstanding 2018 Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all applicable outstanding 2018 Revolving Loans as of the date of any increase in the 2018 Revolving Commitments (with such reborrowing to consist of the Types of the applicable 2018 Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the initial Term Loans, (b) shall not mature earlier than the 2018 Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the initial Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the 2018 Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the 2018 Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and the initial Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its 2018 Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21. [Intentionally Omitted].

SECTION 2.22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the

Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.23. Designation of Subsidiary Borrowers. The Initial Subsidiary Borrowers shall continue as Subsidiary Borrowers party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to any such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. After the Original Effective Date, the Company may at any time and from time to time designate any Eligible Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.

SECTION 2.24. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (after giving effect to the reallocation provisions of Sections 2.05(c) and 2.06(d)) but only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) no Event of Default has occurred and is continuing at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages (after giving effect to the reallocation provisions of Sections 2.05(c) and 2.06(d)); and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to any Person of which any Lender is, directly or indirectly, a subsidiary shall occur following the Original Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

The Parent and each other Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers; Subsidiaries. Each of the Parent and its Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. Schedule 3.01A hereto (as supplemented from time to time) identifies each Subsidiary, noting whether such Subsidiary is a Material Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Parent and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01A as owned by the Parent or another Subsidiary are owned, beneficially and of record, by the Parent or any Subsidiary free and clear of all Liens, other than Liens created under the Loan Documents. Except as described on Schedule 3.01B hereto, there are no outstanding commitments or other obligations of the Parent or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Parent or any Subsidiary. The Parent and each Subsidiary Borrower incorporated in a European Union jurisdiction represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(h) of the Insolvency Regulation) in any other jurisdiction.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, other than Liens created under the Loan Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended June 30, 2012 reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2012, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since June 30, 2012, there has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) Each of the Parent and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Parent and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and to the knowledge of the Parent and its Subsidiaries, the use thereof by the Parent and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation, Environmental and Labor Matters. (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting the Parent or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) There are no strikes, lockouts or slowdowns against the Parent or any of its Subsidiaries pending or, to their knowledge, threatened. The hours worked by and payments made to employees of the Parent and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters. All material payments due from the Parent or any of its Subsidiaries, or for which any claim may be made against the Parent or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Parent or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Parent or any of its Subsidiaries is bound.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the Parent nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Parent and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it, the Parent or any other Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Parent, the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each of the Parent and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12. Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.13. Liens. There are no Liens on any of the real or personal properties of the Parent or any Subsidiary except for Liens permitted by Section 6.02.

SECTION 3.14. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.15. No Burdensome Restrictions. No Borrower is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.08.

SECTION 3.16. Compliance with Swiss Non-Bank Rules.

(a) The Swiss Borrower is compliant with the Swiss Non-Bank Rules; provided however that the Swiss Borrower shall not be in breach of this Section 3.16 if such number of creditors (which are not Qualifying Banks) is exceeded solely by reason of a breach by one or more Lenders of a confirmation contained in Section 2.17(i) or a failure by one or more Lenders to comply with their obligations and transfer restrictions in Section 9.04.

(b) For the purposes of paragraph (a) above, the Swiss Borrower shall assume that the aggregate number of Lenders which are not Swiss Qualifying Banks is five (5).

SECTION 3.17. Financial Assistance. In respect of each Loan Party, the execution of the Loan Documents and the performance of the transaction contemplated thereby do not involve the giving of any financial assistance by any such Loan Party to a third party in connection with the acquisition of shares in its capital or that of its parent company that is not permitted under any relevant law or regulation.

SECTION 3.18. Security Interest in Collateral. Subject to the limitations set forth in Section 10.02 below, the provisions of this Agreement and the other Loan Documents create legal and valid perfected Liens on all the Collateral in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties as provided by applicable law, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

SECTION 3.19. USA Patriot Act. (a) Neither the Parent nor any of its Subsidiaries or, to the knowledge of the Parent and its Subsidiaries, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and the Parent, its Subsidiaries and, to the knowledge of the Parent and its Subsidiaries, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(b) Neither the Parent nor any of its Subsidiaries or, to the knowledge of the Parent and its Subsidiaries, any of their respective Controlled Affiliates: (i) is targeted by United States or multilateral economic or trade sanctions currently in force; (ii) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; or (iii) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

SECTION 3.20. Embargoed Persons. (a) None of the Parent’s or its Subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person targeted by economic or trade sanctions under United States law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act), if the result of such ownership would be that any Loan made by any Lender would be in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in any Borrower if the result of such interest would be that any Loan would be in violation of law; (c) no Borrower has engaged in business with Embargoed Persons if the result of such business would be that any Loan made by any Lender would be in violation of law; and (d) neither the Parent, any Subsidiary nor any Controlled Affiliate (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true under this Section 3.20, the Parent and its Subsidiaries shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

ARTICLE IV

Conditions

SECTION 4.01. Effectiveness. The effectiveness of the amendment and restatement of the Existing Credit Agreement in the form of this Agreement is subject to the satisfaction of the conditions precedent set forth in Section 3 of the Amendment and Restatement Agreement.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of each of the Parent and the other Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each of the Parent and the other Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03. Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(a) Copies, certified by the Secretary or Assistant Secretary of such Subsidiary, of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(b) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(c) Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders; and

(d) Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Parent and each other Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Parent or the Company, as applicable, will furnish to the Administrative Agent and each Lender:

(a) within ninety (90) days after the end of each fiscal year of the Parent (or, if earlier, by the date that the Annual Report on Form 10-K of the Parent for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Parent for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent or the Company, as applicable, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) [intentionally omitted];

(e) as soon as available, but in any event not more than sixty (60) days after the end of each fiscal year of the Parent, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Parent for each month of the upcoming fiscal year in form reasonably satisfactory to the Administrative Agent;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to this Section 5.01 may be delivered by facsimile or electronic mail. Documents required to be delivered pursuant to clauses (a), (b) or (f) of this Section 5.01 that are delivered electronically shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Company or the Parent shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Parent or the Company, as applicable, shall be required to provide copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent.

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Parent will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. The Parent will, and will cause each Subsidiary incorporated in a European Union jurisdiction, to cause its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) to be situated solely in its jurisdiction of incorporation and shall have an establishment (as that term is used in Article 2(h) of the Insolvency Regulation) situated solely in its jurisdiction of incorporation.

SECTION 5.04. Payment of Obligations. The Parent will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Parent will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies (i) insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents. The Parent will furnish to the Lenders, upon the request of, and to the extent requested by, the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Parent shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets insurance policies naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Administrative

Agent an additional insured. Except during the continuation of an Event of Default, all proceeds of such insurance shall be payable to or at the discretion of the Parent. In the event the Parent or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. The Parent will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.06. Books and Records; Inspection Rights. The Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law are made of all material financial dealings and transactions in relation to its business and activities. The Parent will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Parent acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Parent and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07. Compliance with Laws. The Parent will, and will cause each of its Subsidiaries to comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only to finance the working capital needs, and for general corporate purposes, of the Parent and its Subsidiaries in the ordinary course of business, including acquisitions and repurchases of Equity Interests, in each case to the extent permitted under this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09. Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.

(a) As promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Subsidiary or any Subsidiary qualifies independently as, or is designated by the Company or the Administrative Agent as, a Subsidiary Guarantor pursuant to the definition of “Material Subsidiary”, the Company shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary which also qualifies as a Material Subsidiary to deliver to the Administrative Agent a joinder to the Guaranty and, if the Administrative Agent so elects in its reasonable discretion after consultation with the Company, the Security Agreement (in each case in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Guaranty and the Security Agreement (if applicable) to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(b) (i) Each U.S. Loan Party will cause, and will cause each of its subsidiaries which is a Material Subsidiary to cause, all of its owned personal property (whether tangible, intangible, or mixed) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02. Without limiting the generality of the foregoing, each U.S. Loan Party will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly or indirectly owned by such U.S. Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request, all within such time period as is reasonably required by the Administrative Agent. Notwithstanding the foregoing, no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder (A) until the date that occurs sixty (60) days after the Restatement Effective Date or such later date as the Administrative Agent may agree in the exercise of its reasonable discretion with respect thereto, and (B) to the extent the Administrative Agent or its counsel determines that such pledge would not, in light of the cost and expense associated therewith, provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

(ii) At any time after the Restatement Effective Date, to the extent the Administrative Agent so elects in its reasonable discretion after consultation with the Company, the Administrative Agent may require the Parent or any Loan Party (any such Person, an “Additional Collateral Loan Party”) to comply with the provisions of this Section 5.09, in which case the Parent will cause, or will cause the applicable Loan Party to cause, all (or the portion required by the Administrative Agent) of its owned personal property (whether tangible, intangible, or mixed) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02. Without limiting the generality of the foregoing, each Additional Collateral Loan Party will, to the extent required by the Administrative Agent, cause 100% of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by such Additional Collateral Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request, all within such time period as is reasonably required by the Administrative Agent. Notwithstanding the foregoing, no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder to the extent the Administrative Agent or its counsel determines that such pledge would not, in light of the cost and expense associated therewith, provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

(c) Without limiting the foregoing, the Parent will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 3 of the Amendment and Restatement Agreement, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Parent.

(d) Subject to the limitations set forth in Section 10.02 below, if any assets (including any real property or improvements thereto or any interest therein) are acquired by a Loan Party after the Restatement Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Parent will notify the Administrative Agent thereof, and, if reasonably requested by the Administrative Agent, the Parent will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Parent.

SECTION 5.10. Compliance with Swiss Non-Bank Rules.

(a) The Swiss Borrower shall be compliant with the Swiss Non-Bank Rules; provided however that the Swiss Borrower shall not be in breach of this Section 5.10 if such number of creditors (which are not Qualifying Banks) is exceeded solely by reason of a breach by one or more Lenders of a confirmation contained in Section 2.17(i) or a failure by one or more Lenders to comply with their obligations and transfer restrictions in Section 9.04.

(b) For the purposes of paragraph (a) above, the Swiss Borrower shall assume that the aggregate number of Lenders which are not Qualifying Banks is five (5).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Parent and each other Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Parent will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the Restatement Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(c) Indebtedness of the Parent to any Subsidiary and of any Subsidiary to the Parent or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 6.04(d);

(d) Guarantees by the Parent of obligations of any Subsidiary and by any Subsidiary of obligations of the Parent or any other Subsidiary;

(e) Indebtedness of the Parent or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $25,000,000 at any time outstanding;

(f) Indebtedness of the Parent or any Subsidiary as an account party in respect of trade letters of credit;

(g) Indebtedness of the Parent or any Subsidiary secured by a Lien on any asset of the Parent or any Subsidiary; provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (g) shall not in the aggregate exceed $50,000,000 at any time; and

(h) unsecured Indebtedness in an aggregate principal amount not exceeding $250,000,000 at any time outstanding.

SECTION 6.02. Liens. The Parent will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) any Lien on any property or asset of the Parent or any Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent or any Subsidiary;

(e) Permitted Encumbrances; and

(f) Liens on assets (not constituting Collateral) of the Parent and its Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness and other obligations subject to such Liens does not at any time exceed $50,000,000.

SECTION 6.03. Fundamental Changes and Asset Sales. (a) The Parent will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(i) any Person (other than the Company) may merge into the Parent in a transaction in which the Parent is the surviving corporation;

(ii) any Subsidiary (other than the Company) may merge into a Loan Party in a transaction in which the surviving entity is such Loan Party (provided that any such merger involving the Parent must result in the Parent as the surviving entity);

(iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Loan Party;

(iv) the Parent and its Subsidiaries may (A) sell inventory in the ordinary course of business, (B) effect sales, trade-ins or dispositions of used equipment for value in the ordinary course of business consistent with past practice, (C) enter into licenses of technology in the ordinary course of business, and (D) make any other sales, transfers, leases or dispositions that, together with all other property of the Parent and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (D) during any fiscal year of the Parent, does not exceed $50,000,000;

(v) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Parent and is not materially disadvantageous to the Lenders; and

(vi) the Parent and its Subsidiaries may consummate the Permitted Corporate Reorganization.

(b) The Parent will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(c) The Parent will not, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Restatement Effective Date.

(d) The Parent will not permit any U.S. Loan Party that is a Borrower to have any subsidiary other than a subsidiary organized under the laws of the United States of America or any jurisdiction thereof.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Parent will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Subsidiary prior to such merger or consolidation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) Permitted Acquisitions;

(c) investments by the Parent and its Subsidiaries existing on the Restatement Effective Date in the capital stock of its Subsidiaries;

(d) investments, loans or advances made by the Parent in or to any Subsidiary and made by any Subsidiary in or to the Parent or any other Subsidiary (provided that not more than an aggregate amount of $150,000,000 in investments, loans or advances or capital contributions may be made and remain outstanding, at any time, by Loan Parties to Subsidiaries which are not Loan Parties; provided, further, and for the avoidance of doubt, intercompany transfers of intangible assets that are solely effected by bookkeeping entries and that do not otherwise represent an exchange or transfer of assets are not deemed to be investments, loans or advances or capital contributions and are not subject to the $150,000,000 limitation hereunder);

(e) Guarantees permitted by Section 6.01(d);

(f) the Permitted Corporate Reorganization;

(g) investments in joint ventures or other minority interests in a business or line of business permitted with respect to the Loan Parties and the Subsidiaries under this Agreement; provided that the aggregate outstanding amount of all such investments in joint ventures and minority interests pursuant to this clause (g) does not exceed $100,000,000 in the aggregate;

(h) any Section 403-Declaration in relation to a Subsidiary or any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code;

(i) any joint and several liability arising as a result of (the establishment) of a fiscal unity (fiscale eenheid) between the Loan Parties incorporated in the Netherlands or its equivalent in any other relevant jurisdiction; and

(j) any other investment, loan or advance (other than acquisitions) so long as the aggregate amount of all such investments, loans and advances does not exceed $50,000,000 during the term of this Agreement.

SECTION 6.05. Swap Agreements. The Parent will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Parent or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Parent or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Parent or any Subsidiary.

SECTION 6.06. Transactions with Affiliates. The Parent will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Parent and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.07.

SECTION 6.07. Restricted Payments. The Parent will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Parent may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent and its Subsidiaries, (d) the Parent and its Subsidiaries may make Restricted Payments in an aggregate amount not to exceed $25,000,000 during any fiscal year of the Parent and (e) the Parent and its Subsidiaries may make any other Restricted Payment so long as no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect (including giving effect on a Pro Forma Basis) thereto and the aggregate amount of all such Restricted Payments during the term of this Agreement does not exceed $400,000,000, provided, that, notwithstanding the foregoing, the aggregate amount of all such Restricted Payments made pursuant to clause (e) shall not exceed $50,000,000 for any fiscal year of the Parent if the Leverage Ratio is equal to or greater than the Applicable Restricted Payment Ratio Level after giving effect (including giving effect on a Pro Forma Basis) to any such Restricted Payment. As used herein, “Applicable Restricted Payment Ratio Level” means (i) a ratio equal to 2.75 to 1.00 for the first four consecutive fiscal quarters ending after the Restatement Effective Date and (ii) at all times thereafter, a ratio equal to (x) the numerator of the maximum Leverage Ratio permitted under Section 6.12(a) at such time minus 0.50 to (y) 1.00.

SECTION 6.08. Restrictive Agreements. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Parent or any other Subsidiary or to Guarantee Indebtedness of the Parent or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.09. Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents. The Parent will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents. Furthermore, the Parent will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

(a) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

(b) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

(c) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

(d) increases the rate of interest accruing on such Indebtedness;

(e) provides for the payment of additional fees or increases existing fees;

(f) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Parent or any Subsidiary from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Parent or such Subsidiary or which is otherwise materially adverse to the Parent, any Subsidiary and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Parent or such Subsidiary or which requires the Parent or such Subsidiary to comply with more restrictive financial ratios or which requires the Parent to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or

(g) amends, modifies or adds any affirmative covenant in a manner which (i) when taken as a whole, is materially adverse to the Parent, any Subsidiary and/or the Lenders or (ii) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.

SECTION 6.10. Sale and Leaseback Transactions. The Parent shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions in respect of which the net cash proceeds received in connection therewith does not exceed $75,000,000 in the aggregate during any fiscal year of the Parent, determined on a consolidated basis for the Parent and its Subsidiaries.

SECTION 6.11. Capital Expenditures.

(a) The Company will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of the amount set forth below (in the aggregate) for Consolidated Capital Expenditures during any fiscal year of the Company set forth below opposite such amount:

Maximum Capital Expenditure	Fiscal Year Ending
$170,000,000	June 30, 2013
$140,000,000	June 30, 2014
$140,000,000	June 30, 2015
$140,000,000	June 30, 2016
$140,000,000	June 30, 2017

(b) The amount of any Consolidated Capital Expenditures permitted to be made in respect of any fiscal year shall be increased by the unused amount of Consolidated Capital Expenditures that were permitted to be made during the immediately preceding fiscal year pursuant to Section 6.11(a), without giving effect to any carryover amount. Consolidated Capital Expenditures in any fiscal year shall be deemed to use first, the amount for such fiscal year set forth in Section 6.11(a) and, second, any amount carried forward to such fiscal year pursuant to this Section 6.11(b).

SECTION 6.12. Financial Covenants.

(a) Maximum Leverage Ratio. The Parent will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on any date during any period set forth below, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Parent and its Subsidiaries on a consolidated basis, to be greater than the ratio set forth below opposite such period.

Period	Leverage Ratio
December 31, 2012 through December 31, 2013	3.50 to 1.00
March 31, 2014 through December 31, 2014	3.25 to 1.00
March 31, 2015 and thereafter	3.00 to 1.00

(b) Minimum Interest Coverage Ratio. The Parent will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after December 31, 2012, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Parent and its Subsidiaries on a consolidated basis, to be less than 3.00 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Parent, any Borrower or any Subsidiary, as applicable, in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

(d) the Parent or any Borrower, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to Parent or any Borrower’s existence), 5.08, 5.09 or 5.10, in Article VI or in Article X;

(e) the Parent, any Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Parent or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Parent or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Parent or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Parent, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(o) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Parent or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document;

then, and in every such event (other than an event with respect to the Parent or any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Parent or any other Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

None of the Lenders, if any, identified in this Agreement as a Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Syndication Agent or Co-Documentation Agent, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent, on behalf of itself and the other Secured Parties, upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent, on behalf of itself and the other Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(d); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Company to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent, on behalf of itself and the other Secured Parties, herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Parent or any Subsidiary in respect of) all interests retained by the Parent or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

Each Borrower, on its behalf and on behalf of its Subsidiaries, and each Lender, on its behalf and on the behalf of its Affiliates which are Secured Parties, hereby irrevocably constitute the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by the Parent or any Subsidiary on property pursuant to the laws of the Province of Québec to secure obligations of the Parent or any Subsidiary under any bond, debenture or similar title of indebtedness issued by the Parent or any Subsidiary in connection with this Agreement, and agree that the

Administrative Agent may act as the bondholder and mandatary with respect to any bond, debenture or similar title of indebtedness that may be issued by the Parent or any Subsidiary and pledged in favor of the Secured Parties in connection with this Agreement. Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Québec), JPMorgan Chase Bank, N.A. as Administrative Agent may acquire and be the holder of any bond issued by the Parent or any Subsidiary in connection with this Agreement (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by the Parent or any Subsidiary).

The Administrative Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the Secured Parties including a right of pledge with respect to the entitlements to profits, the balance left after winding up and the voting rights of the Parent as ultimate parent of any subsidiary of the Parent which is organized under the laws of the Netherlands and the Equity Interests of which are pledged in connection herewith (a “Dutch Pledge”). Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Parent or any relevant Subsidiary as will be described in any Dutch Pledge (the “Parallel Debt”), including that any payment received by the Administrative Agent in respect of the Parallel Debt will—conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application—be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Secured Obligations, and any payment to the Secured Parties in satisfaction of the Secured Obligations shall—conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application—be deemed as satisfaction of a pro rata portion of the corresponding amount of the Secured Obligations. The parties hereto acknowledge and agree that, for purposes of a Dutch Pledge, any resignation by the Administrative Agent is not effective until its rights under the Parallel Debt are assigned to the successor Administrative Agent.

The parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Parent and its Subsidiaries as will be further described in a separate German law governed parallel debt undertaking. The Administrative Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhaender) and (ii) administer and hold as fiduciary agent (Treuhaender) any pledge created under a German law governed Collateral Document which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietaet), in each case of (i) and (ii) in its own name and for the account of the Secured Parties. Each Lender, on its own behalf and on behalf of its Affiliates which are Secured Parties, hereby authorizes the Administrative Agent to enter as its agent (Vertreter) in its name and on its behalf into any German law governed Collateral Document, to accept as its agent in its name and on its behalf any pledge under such Collateral Document and to agree to and execute as agent in its name and on its behalf any amendments, supplements and other alterations to any such Collateral Document and to release any such Collateral Document and any pledge created under any such Collateral Document in accordance with the provisions herein and/or the provisions in any such Collateral Document.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Borrower, to it c/o Vistaprint USA, Incorporated, 95 Hayden Avenue, Lexington, Massachusetts 02421 USA, Attention of Jonathan Chevalier, Assistant Treasurer (Telecopy No. (781) 652-6098; Telephone No. (781) 652-6771), with a copy to, in the case of a notice of Default, General Counsel (Telecopy No. (781) 652-6092; Telephone No. (781) 652-6541);

(ii) if to the Administrative Agent, (A) in the case of Borrowings denominated in Dollars, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, Chicago, Illinois 60603, Attention of Susan Thomas (Telecopy No. (888) 303-9732) and (B) in the case of Borrowings denominated in Foreign Currencies, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360), and in each case with a copy to JPMorgan Chase Bank, N.A., 2 Corporate Drive, Suite 730, Shelton, Connecticut 06484, Attention of Kenneth Coons (Telecopy No. (203) 944-8495);

(iii) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, Chicago, Illinois 60603, Attention of Cristie Pisowicz (Telecopy No. (877) 242-0410);

(iv) if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, Chicago, Illinois 60603, Attention of Susan Thomas (Telecopy No. (888) 303-9732); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Restatement Effective Date), (vi) release the Parent or all or substantially all of the Subsidiary Guarantors from their obligations under Article X or the Guaranty, in each case without the written consent of each Lender, or (vii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

(c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the initial Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (ii) constituting property being sold or disposed of if the Company certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(f) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable documented out-of-pocket fees, charges and disbursements of one primary counsel and one local counsel in each applicable foreign jurisdiction for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Company shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, (i) each Lender severally agrees to pay to the Administrative Agent and (ii) each Revolving Lender severally agrees to pay to the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, neither the Parent nor any other Borrower shall assert, and the Parent and each other Borrower hereby waive, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither the Parent nor any other Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Parent or any other Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the Issuing Bank; provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E) other than assignments to an existing Lender, assignments to Lenders that will acquire a position of the Obligations of a Dutch Borrower shall be at least €100,000 (or its equivalent in another currency) or any other amount that will from time to time be applicable under section 3(2) under a and/or b of the Dutch Decree on Definitions Wft (Besluit definitiebepalingen Wft), or, if it is less, such new Lender (as the case may be) shall confirm in writing to that Dutch Borrower that it is a professional market party within the meaning of the FSA;

(F) in the case of any assignment of a Global Facility Revolving Commitment or Global Facility Revolving Loan, such assignment shall require the prior written consent of each Swiss Borrower, if the assignee is not a Qualifying Bank (such consent not to be unreasonably withheld or delayed); provided that no Swiss Borrower shall consent to an assignment that would be in violation of the Swiss Non-Bank Rules; provided, further, that that no consent of any Swiss Borrower shall be required if an Event of Default under any of clauses (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing; and

(G) no assignment shall be made (x) to the Parent or any of the Parent’s Affiliates or Subsidiaries or (y) to a natural person.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary contained in this Agreement, the Loans are registered obligations, the right, title and interest of the Lenders and its assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Parent or any other Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (C) the Parent, the other Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and (D) each Participant shall be a Qualifying Bank or, if not, the prior written consent of each Swiss Borrower has been obtained (such consent not to be unreasonably withheld or delayed; provided that no Swiss Borrower shall consent to a participation that would be in violation of the Swiss Non-Bank

Rules; provided, further, that no consent of any Swiss Borrower shall be required if an Event of Default under any of clauses (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Parent and each other Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Restatement Effective Date.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent, any other Borrower or any Subsidiary Guarantor against any of and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Parent and each other Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) The Parent and each other Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) The Parent and each other Borrower hereby irrevocably designates, appoints and empowers the Service of Process Agent, with offices on the Restatement Effective Date at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, The Parent and each other Borrower agree to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement. Each Obligor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Obligor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Obligor. To the extent any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Obligor hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Company or (i) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the Facilities. For the purposes of this Section, “Information” means all information received from the Parent relating to the Parent or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Parent; provided that, in the case of information received from the Parent after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

SECTION 9.14. Releases of Subsidiary Guarantors.

(a) A Subsidiary Guarantor shall automatically be released from its obligations under the Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b) Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary Guarantor from its obligations under the Guaranty if such Subsidiary Guarantor is no longer a Material Subsidiary.

(c) At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than Banking Services Obligations, Swap Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.15. Attorney Representation. If the Parent or a Dutch Borrower is represented by an attorney in connection with the signing and/or execution of the Agreement and/or any other Loan Document it is hereby expressly acknowledged and accepted by the parties to the Agreement and/or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent, on behalf of itself and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law (including any personal property security laws of Canada or any province thereof) can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Parent and each other Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Parent and such other Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Parent and such other Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Parent and such other Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent or such other Borrower or any of its

Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Parent or such other Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent and such other Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Parent or such other Borrower or its Affiliates. To the fullest extent permitted by law, the Parent and each other Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

ARTICLE X

Cross-Guarantee

SECTION 10.01. Cross Guarantee.

(a) In order to induce the Lenders to extend credit to each Borrower hereunder, each Obligor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Secured Obligations of such other Obligor. Each Obligor further agrees that the due and punctual payment of such Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Secured Obligation.

(b) Each Obligor waives presentment to, demand of payment from and protest to any Obligor of any of the Secured Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Obligor hereunder shall not be affected by (a) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Obligor under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Secured Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Secured Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Obligor or any other guarantor of any of the Secured Obligations; (g) the enforceability or validity of the Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Secured Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Obligor or any other guarantor of any of the Secured Obligations, for any reason related to this Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Obligor or any other guarantor of the Secured Obligations, of any of the Secured Obligations or otherwise affecting any term of any of the Secured Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Obligor or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Obligor to subrogation.

(c) Each Obligor further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of any Obligor or any other Person.

(d) The obligations of each Obligor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations or otherwise.

(e) Each Obligor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion.

(f) In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender may have at law or in equity against any Obligor by virtue hereof, upon the failure of any other Obligor to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Obligor hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of the Secured Obligations then due, together with accrued and unpaid interest thereon. Each Obligor further agrees that if payment in respect of any Secured Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Secured Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, the Issuing Bank or any Lender, disadvantageous to the Administrative Agent, the Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, such Obligor shall make payment of such Secured Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, the Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

(g) Upon payment by any Obligor of any sums as provided above, all rights of such Obligor against any Obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations owed by such Obligor to the Administrative Agent, the Issuing Bank and the Lenders.

(h) Nothing shall discharge or satisfy the liability of any Obligor hereunder except the full performance and payment in cash of the Secured Obligations.

(i) Notwithstanding anything contained in this Article X to the contrary, no Obligor shall be liable hereunder for any of the Loans made to, or any other Secured Obligation incurred solely by or on behalf of, any U.S. Loan Party to the extent such guaranty by such Obligor would cause a Deemed Dividend Problem.

SECTION 10.02. Swiss Limitation Language for Swiss Borrowers.

(a) If and to the extent that a payment in fulfilling the liabilities under Section 10.01, under any joint and several liabilities or that the use of the proceeds from the enforcement of Collateral of any Swiss Borrower would, at the time payment is due or the Collateral is enforced, under Swiss law and practice (inter alia, prohibiting capital repayments or restricting profit distributions) not be permitted, in particular if and to the extent that such Swiss Borrower guarantees obligations other than obligations of one of its direct or indirect subsidiaries (i.e. obligations of its direct or indirect parent companies (up-stream guarantee) or sister companies (cross-stream guarantee)) (“Restricted Obligations”), then such obligations, payment amounts and the use of the proceeds from the enforcement of such Collateral shall from time to time be limited to the amount of the freely disposable equity in accordance with Swiss law; provided that such limited amount shall at no time be less than such Swiss Borrower’s profits and reserves available for the distribution as dividends (being the balance sheet profits and any reserves available for this purpose, in each case in accordance with art. 675(2) and art. 671(1) and (2), no. 3, of the Swiss Federal Code of Obligations) at the time or times payment under or pursuant to the Loan Documents is requested from such Swiss Borrower, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) free such Swiss Borrower from payment obligations hereunder in excess thereof, but merely postpone the payment date therefor until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities and guarantees contained in the Loan Documents including, in particular, Section 18(A)(iv) of the Guaranty shall be construed in a manner consistent with the provisos herein contained.

(b) In respect of Restricted Obligations, each Swiss Borrower shall:

(i) if and to the extent required by applicable law in force at the relevant time:

(A) subject to any applicable double taxation treaty, deduct Swiss anticipatory tax (Verrechnungssteuer; Swiss Withholding Tax) at the rate of 35% (or such other rate as in force from time to time) from any payment made by it in respect of Restricted Obligations;

(B) pay any such deduction to the Swiss Federal Tax Administration; and

(C) notify (or ensure that the Company notifies) the Administrative Agent that such a deduction has been made and provide the Administrative Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration, all in accordance with Section 18(A)(i) of the Guaranty; and

(ii) to the extent such a deduction is made, not be obliged to either gross-up, in particular, in accordance with Section 18(A)(i) of the Guaranty or indemnify each Recipient, in particular, in accordance with Section 18(A)(iv) of the Guaranty in relation to any such payment made by it in respect of Restricted Obligations unless such gross-up or tax indemnity payment is permitted under the laws of Switzerland then in force.

(c) If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Administrative Agent to obtain a maximum benefit under the Loan Documents, each Swiss Borrower undertakes to promptly implement all such measures and/or to promptly obtain the fulfillment of all prerequisites allowing it to promptly perform its obligations and make the requested payment(s) thereunder from time to time, including the following:

(i) preparation of an up-to-date audited balance sheet of such Swiss Borrower;

(ii) confirmation of the auditors of such Swiss Borrower that the relevant amount represents the maximum freely distributable profits;

(iii) approval by a shareholders’ or a quotaholders’ meeting (as applicable) of such Swiss Borrower of the resulting profit distribution; and

(iv) all such other measures necessary or useful to allow such Swiss Borrower to make the payments and perform the obligations agreed under the Loan Documents with a minimum of limitations.

SECTION 10.03. Limitation on Guaranty of Certain Swap Obligations. No Obligor hereunder shall be, or shall be deemed to be, a guarantor of any Swap Obligations if such Obligor is not an ECP, to the extent that the providing of such guaranty by such Obligor would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any guaranteed Secured Obligations other than Swap Obligations, nor shall it affect the guaranteed Secured Obligations of any Obligor who qualifies as an ECP.

SECTION 10.04. Keepwell. Without in any way limiting the obligations of any Obligor under this Agreement (including under this Article X) or the other Loan Documents, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.04 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.04, or otherwise under this Article X, as it relates to such other Obligor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s obligations under this Article X in accordance with the terms hereof. Each Qualified ECP Guarantor intends that this Section 10.04 constitute, and this Section 10.04 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI

Collection Allocation Mechanism

(a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII and (ii) the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that, in lieu of the interests of each Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each Designated Obligation. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04, and the Borrowers hereby consent and agree to the CAM Exchange. Each Borrower and each Lender agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b) As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) below).

(c) In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by the Issuing Bank that is not reimbursed by the Borrowers, then (i) each Revolving Lender shall, in accordance with Section 2.06(d), promptly purchase from the Issuing Bank a participation in such LC Disbursement in the amount of such Lender’s Applicable Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Lenders, and the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Designated Obligations and (iii) in the event distributions shall have been made in accordance with the preceding paragraph, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Lenders and their successors and assigns in respect of the Designated Obligations held by such Persons and shall be conclusive absent manifest error.

(d) Nothing in this Article shall prohibit the assignment by any Lender of interests in some but not all of the Designated Obligations held by it after giving effect to the CAM Exchange; provided, that in connection with any such assignment such Lender and its assignee shall enter into an agreement setting forth their reciprocal rights and obligations in the event of a redetermination of the CAM Percentages as provided in the immediately preceding paragraph (c).

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SCHEDULE 2.01

COMMITMENTS

Lender	2016 Revolving Global Commitment	2018 Revolving Global Commitment	2018 Revolving US Commitment	Term Loan Commitment
JPMorgan Chase Bank, N.A.	$0	$77,500,000	$0	$22,500,000
Fifth Third Bank	$0	$67,500,000	$0	$20,000,000
HSBC Bank USA, National Association	$0	$56,000,000	$0	$16,500,000
RBS Citizens, N.A.	$0	$50,500,000	$0	$14,500,000
PNC Bank, National Association	$0	$31,000,000	$0	$9,000,000
The Huntington National Bank	$35,000,000	$0	$0	$0
Sovereign Bank, N.A.	$0	$22,500,000	$0	$7,500,000
Wells Fargo Bank NA, London Branch	$0	$20,000,000	$0	$5,000,000
Bank of America, N.A.	$0	$15,000,000	$0	$5,000,000
Goldman Sachs Bank USA	$0	$15,000,000	$0	$0
First Niagara Bank, N.A.	$0	$0	$10,000,000	$0
Aggregate Commitments	$35,000,000	$355,000,000	$10,000,000	$100,000,000

SCHEDULE 2.02

MANDATORY COST

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Associated Costs Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Associated Costs Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Associated Costs Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Associated Costs Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan in Pounds Sterling:

AB + C(B – D) + E × 0.01	per cent. per annum
100 – (A + C)

(b)	in relation to a Loan in any currency other than Pounds Sterling:

E × 0.01	per cent. per annum.
300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.13(c)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

(c)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(e)	“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

(f)	“Reference Banks” means, in relation to Mandatory Cost, the principal London offices of JPMorgan Chase Bank, N.A.

(g)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

(h)	“Unpaid Sum” means any sum due and payable but unpaid by any Borrower under the Loan Documents.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

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8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Associated Costs Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Associated Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Associated Costs Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Associated Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Company and the relevant Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Schedule 2.02 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

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EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a 2016 Revolving Global Lender, 2018 Revolving Global Lender 2018 Revolving US Lender or a Term Lender, as applicable, under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a 2016 Revolving Global Lender, 2018 Revolving Global Lender, 2018 Revolving US Lender or a Term Lender, as applicable) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrowers:	Vistaprint Limited and certain Subsidiary Borrowers

4. Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, among Vistaprint Limited, Vistaprint N.V., the Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

[1]	Select as applicable.

6. Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders of such Class	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]

	$	$	%

	$	$	%

	$	$	%

Effective Date:                              , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank

By:
Title:

[Consented to:]4

VISTAPRINT LIMITED [or each Swiss

Borrower if the assignee is not a Qualifying Bank]

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Extended Revolving Commitment”, “Term Loan Commitment”, etc.).
[3]	Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be added only if the consent of the Company or of each Swiss Borrower (Section 9.04(b)(ii)(F) and Section 9.04(c)) is required by the terms of the Credit Agreement.

2

By:
Title:

3

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a 2016 Revolving Global Lender, 2018 Revolving Global Lender, 2018 Revolving US Lender or a Term Lender, as applicable, under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a 2016 Revolving Global Lender, 2018 Revolving Global Lender, 2018 Revolving US Lender or a Term Lender, as applicable, thereunder and, to the extent of the Assigned Interest, shall have the obligations of a 2016 Revolving Global Lender, 2018 Revolving Global Lender, 2018 Revolving US Lender or a Term Lender, as applicable, thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a 2016 Revolving Global Lender, 2018 Revolving Global Lender, 2018 Revolving US Lender or a Term Lender, as applicable.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT B-1

OPINION OF U.S. COUNSEL FOR THE LOAN PARTIES

Attached

EXHIBIT B-2

OPINION OF BERMUDA COUNSEL FOR THE LOAN PARTIES

Attached

EXHIBIT B-3

OPINION OF DUTCH COUNSEL FOR THE LOAN PARTIES

Attached

EXHIBIT B-4

OPINION OF SWISS COUNSEL FOR THE LOAN PARTIES

Attached

EXHIBIT B-5

OPINION OF AUSTRALIAN COUNSEL FOR THE LOAN PARTIES

Attached

EXHIBIT B-6

OPINION OF NOVA SCOTIA COUNSEL FOR THE LOAN PARTIES

Attached

EXHIBIT C

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of October 21, 2011, as amended and restated as of February 8, 2013 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vistaprint Limited (the “Company”), Vistaprint N.V., the Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate 2018 Revolving Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its 2018 Revolving Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the aggregate 2018 Revolving Commitments] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its 2018 Revolving Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its 2018 Revolving Commitment increased by $[            ], thereby making the aggregate amount of its total 2018 Revolving Commitments equal to $[            ]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[            ] with respect thereto].

2. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

VISTAPRINT LIMITED

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

2

EXHIBIT D

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of October 21, 2011, as amended and restated as of February 8, 2013 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vistaprint Limited (the “Company”), Vistaprint N.V., the Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend 2018 Revolving Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with [a 2018 Revolving Commitment of $[            ]] [and] [a commitment with respect to Incremental Term Loans of $[            ]].

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[            ]

4. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

VISTAPRINT LIMITED

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

3

EXHIBIT E

LIST OF CLOSING DOCUMENTS

VISTAPRINT LIMITED,

VISTAPRINT N.V.,

and

CERTAIN SUBSIDIARY BORROWERS

CREDIT FACILITIES

February 8, 2013

LIST OF CLOSING DOCUMENTS1

A. LOAN DOCUMENTS

1.	Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”) by and among Vistaprint Limited, a Bermuda company (the “Company”), Vistaprint N.V., the Subsidiary Borrowers parties thereto (collectively with the Company, the “Borrowers”), the institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), which Amendment and Restatement Agreement amends and restates the Credit Agreement dated as of October 21, 2011 by and among the Borrowers, and the other Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and the Administrative Agent (as amended by the Amendment and Restatement Agreement, the “Restated Credit Agreement”), which Restated Credit Agreement evidences revolving credit facilities to the Borrowers from the Revolving Lenders in an initial aggregate principal amount of $400,000,000 and a term loan facility to the Parent from the Term Lenders in an initial aggregate principal amount of $100,000,000.

ANNEX TO AMENDMENT AND RESTATEMENT AGREEMENT

Annex A	—	Restated Credit Agreement

SCHEDULES TO RESTATED CREDIT AGREEMENT

Schedule 2.01	—	Commitments
Schedule 2.02	—	Mandatory Cost
Schedule 2.06	—	Existing Letters of Credit
Schedule 3.01A	—	Subsidiaries
Schedule 3.01B	—	Options and Warrants
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens

[1]

Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Restated Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Company and/or Company’s counsel.

EXHIBITS TO RESTATED CREDIT AGREEMENT

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Opinion of Loan Parties’ U.S. Counsel
Exhibit B-2	—	Form of Opinion of Loan Parties’ Bermuda Counsel
Exhibit B-3	—	Form of Opinion of Loan Parties’ Dutch Counsel
Exhibit B-4	—	Form of Opinion of Loan Parties’ Swiss Counsel
Exhibit B-5	—	Form of Opinion of Loan Parties’ Australian Counsel
Exhibit B-6	—	Form of Opinion of Loan Parties’ Nova Scotia Counsel
Exhibit C	—	Form of Increasing Lender Supplement
Exhibit D	—	Form of Augmenting Lender Supplement
Exhibit E	—	List of Closing Documents
Exhibit F-1	—	Form of Borrowing Subsidiary Agreement
Exhibit F-2	—	Form of Borrowing Subsidiary Termination
Exhibit G	—	Form of Guaranty
Exhibit H-1	—	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit H-2	—	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit H-3	—	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit H-4	—	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)

2.	Notes executed by the initial Borrowers in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Restated Credit Agreement.

3.	Amended and Restated Guaranty executed by the initial Guarantors (collectively with the Borrowers, the “Loan Parties”) in favor of the Administrative Agent

4.	Pledge and Security Agreement executed by each U.S. Loan Party, together with pledged instruments and allonges, stock certificates, stock powers executed in blank, pledge instructions and acknowledgments, as appropriate.

Exhibit A	—	Legal and Prior Names; Principal Place of Business and Chief Executive Office; FEIN; State Organization Number and Jurisdiction of Incorporation; Properties Leased by the Grantors; Properties Owned by the Grantors; Public Warehouses or Other Locations
Exhibit B	—	Aircraft/Engines, Ships, Railcars and Other Vehicles Governed by Federal Statute; Patents, Copyrights and Trademarks Protected under Federal Law
Exhibit C	—	Legal Description, County and Street Address of Property on which Fixtures are located
Exhibit D	—	List of Instruments, Pledged Securities and other Investment Property
Exhibit E	—	UCC Financing Statement Filing Locations
Exhibit F	—	Commercial Tort Claims
Exhibit G	—	Grantors
Exhibit H	—	Deposit Accounts; Securities Accounts
Exhibit I	—	Amendment

2

5.	Confirmatory Grant of Security Interest in United States Patents made by each applicable U.S. Loan Party in favor of the Administrative Agent, on behalf of itself and the other Secured Parties.

Schedule A	—	Registered Patents; Patent Applications; Other Patents
Schedule B	—	License Agreements

6.	Confirmatory Grant of Security Interest in United States Trademarks made by each applicable U.S. Loan Party in favor of the Administrative Agent, on behalf of itself and the other Secured Parties.

Schedule A	—	Registered Trademarks; Trademark and Service Mark Applications; Other Trademarks
Schedule B	—	License Agreements

7.	Certificates of Insurance listing the Administrative Agent as (x) lender loss payee for the property casualty insurance policies of the Loan Parties, together with separate lender loss payable endorsements and (y) additional insured with respect to the liability insurance of the Loan Parties, together with separate additional insured endorsements.

B. UCC DOCUMENTS

8.	UCC, tax lien and name variation search reports naming each U.S. Loan Party from the appropriate offices in relevant jurisdictions.

9.	UCC financing statements naming each U.S. Loan Party as debtor and the Administrative Agent as secured party as filed with the Secretary of State of the State of Delaware.

C. CORPORATE DOCUMENTS

10.	Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of each Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit under the Restated Credit Agreement.

11.	Good Standing Certificate (or analogous documentation if applicable) for each Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction.

D. OPINIONS

12.	Opinion of Goodwin Procter LLP, U.S. counsel for the Loan Parties.

13.	Opinion of Appleby, Bermuda counsel for the Loan Parties.

14.	Opinion of Stibbe, Dutch counsel for the Loan Parties.

3

15.	Opinion of Baker & McKenzie Zurich, Swiss counsel for the Loan Parties.

16.	Opinion of Clayton Utz, Australian counsel for the Loan Parties.

17.	Opinion of Stewart McKelvey Stirling Scales, Nova Scotia counsel for the Loan Parties.

E. CLOSING CERTIFICATES AND MISCELLANEOUS

18.	A Certificate signed by the President, a Vice President or a Financial Officer of the Company certifying the following: (i) all of the representations and warranties of the Company set forth in the Restated Credit Agreement are true and correct and (ii) no Default or Event of Default has occurred and is then continuing.

19.	Designation Letter in respect of Corporation Service Company.

F POST-CLOSING DOCUMENTS

20.	Foreign pledge and security agreements and related instruments.

21.	Foreign pledge and security opinions and related documents.

4

EXHIBIT F-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [            ], among Vistaprint Limited, a Bermuda company (the “Company”), Vistaprint N.V. (the “Parent”), [Name of Subsidiary Borrower], a [            ] (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013 (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Parent, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement. [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [            ].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct in all material respects on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct in all material respects as of that date. [The Company and the New Borrowing Subsidiary further represent and warrant that the execution, delivery and performance by the New Borrowing Subsidiary of the transactions contemplated under this Agreement and the use of any of the proceeds raised in connection with this Agreement will not contravene or conflict with, or otherwise constitute unlawful financial assistance under, Sections 677 to 683 (inclusive) of the United Kingdom Companies Act 2006 of England and Wales (as amended).]1 [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS] The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

[1]	To be included only if a New Borrowing Subsidiary will be a Borrower organized under the laws of England and Wales.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

VISTAPRINT LIMITED

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT F-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.

as Administrative Agent

for the Lenders referred to below

10 South Dearborn Street

Chicago, Illinois 60603

Attention: [                            ]

[Date]

Ladies and Gentlemen:

The undersigned, Vistaprint Limited (the “Company”), refers to the Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013 (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [                                ] (the “Terminated Borrowing Subsidiary”) as a Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

VISTAPRINT LIMITED

By:
Name:
Title:

Copy to:	JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017

2

EXHIBIT G

[FORM OF]

GUARANTY

AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY (this “Guaranty”) is made as of February 8, 2013, by and among each of the undersigned (the “Initial Guarantors” and along with any additional Subsidiaries of the Company which become parties to this Guaranty by executing a supplement hereto in the form attached as Annex I, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations (as defined below), under the Credit Agreement referred to below.

WITNESSETH

WHEREAS, Vistaprint Limited, a Bermuda company (the “Company”), Vistaprint N.V., a naamloze vennootschap organized under the laws of The Netherlands, with its statutory seat in Venlo, The Netherlands (the “Parent”), the Subsidiary Borrowers parties thereto (the “Subsidiary Borrowers” and, together with the Company and the Parent, the “Borrowers”), the institutions from time to time parties thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) have entered into a certain Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013 (as the same may be further amended, modified, supplemented and/or restated, and as in effect from time to time, the “Credit Agreement”), pursuant to which the Existing Credit Agreement (as defined in the Credit Agreement) has been amended and restated in its entirety;

WHEREAS, the Credit Agreement, among other things, re-evidences the Borrowers’ outstanding obligations under the Existing Credit Agreement and provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrowers;

WHEREAS, certain of the Initial Guarantors guaranteed the payment of the Borrowers’ obligations under the Existing Credit Agreement pursuant to the Guaranty dated as of October 21, 2011 (the “Existing Guaranty”);

WHEREAS, each Initial Guarantor party to the Existing Guaranty wishes to affirm its obligations under the terms of the Existing Guaranty with respect to amounts owing by the Borrowers under the Credit Agreement and wishes to amend and restate the terms of the Existing Guaranty;

WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting the Parent and all of the Subsidiaries of the Company required to execute this Guaranty pursuant to Section 5.09 of the Credit Agreement) execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all Secured Obligations; and

WHEREAS, in consideration of the direct and indirect financial and other support that the Borrowers have provided, and such direct and indirect financial and other support as the Borrowers may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative

Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Secured Obligations of the Borrowers;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

SECTION 2. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making, conversion or continuation of any Loan or issuance of any Letter of Credit) that:

(A) It is a corporation, company, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation, organization or formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.

(B) It (to the extent applicable) has the requisite power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by each Guarantor of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, respectively, enforceable against such Guarantor, respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(C) Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the provisions hereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its articles or certificate of incorporation (or equivalent charter or constating documents), limited liability company or partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or the provisions of any indenture, instrument or agreement to which any of the Borrowers or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or (ii) conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on its property pursuant to the terms of, any such indenture, instrument or agreement (other than any Loan Document). No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it, is required to be obtained by it in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty.

In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Guaranteed Obligations (other than contingent indemnity obligations not yet due and payable) shall remain unpaid, it will, and, if necessary, will enable each of the Borrowers to, fully comply with those covenants and agreements of such Borrower applicable to such Guarantor set forth in the Credit Agreement.

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SECTION 3. Reaffirmations and Guaranty. Each Initial Guarantor party to the Existing Guaranty hereby (a) consents to the Amendment and Restatement Agreement and the transactions contemplated thereby and (b) affirms its obligations under, and the terms and conditions of, the Existing Guaranty and agrees that such obligations remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Initial Guarantor party to the Existing Guaranty acknowledges and agrees with the Administrative Agent that the Existing Guaranty is amended, restated, and superseded in its entirety pursuant to the terms hereof. Furthermore, each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations, including, without limitation, (i) the principal of and interest on each Loan made to any Borrower pursuant to the Credit Agreement, (ii) any obligations of any Borrower to reimburse LC Disbursements (“Reimbursement Obligations”), (iii) all obligations of any Borrower owing to any Lender or any Affiliate of any Lender under any Swap Agreement or Banking Services Agreement, (iv) all other amounts payable by any Borrower or any of its Subsidiaries under the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents and (v) the punctual and faithful performance, keeping, observance, and fulfillment by any Borrower of all of the agreements, conditions, covenants, and obligations of such Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations” and the holders from time to time of the Guaranteed Obligations being referred to collectively as the “Holders of Guaranteed Obligations”). Upon (x) the failure by any Borrower or any of its Affiliates, as applicable, to pay punctually any such amount or perform such obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

SECTION 4. Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(A) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(B) any modification or amendment of or supplement to the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Obligations guaranteed hereby;

(C) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

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(D) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of such Borrower or any other guarantor of any of the Guaranteed Obligations;

(E) the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Holder of Guaranteed Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(F) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(G) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(H) the election by, or on behalf of, any one or more of the Holders of Guaranteed Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;

(I) any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters;

(J) the disallowance, under Section 502 of the Bankruptcy Code or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters, of all or any portion of the claims of the Holders of Guaranteed Obligations or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

(K) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(L) any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Holder of Guaranteed Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder except as provided in Section 5.

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SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations (other than contingent indemnity obligations not yet due and payable) shall have been paid in full in cash and the Commitments and all Letters of Credit issued under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable by any Borrower or any other party under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated but if currency control or exchange regulations are imposed in the country which issues such currency with the result that such currency (the “Original Currency”) no longer exists or the relevant Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Guarantor takes all risks of the imposition of any such currency control or exchange regulations.

SECTION 6. General Waivers; Additional Waivers.

(A) General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(B) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

(i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii)(a) notice of acceptance hereof; (b) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of Administrative Agent and Holders of Guaranteed Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (d) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (f) notice of any Default or Event of Default; and (g) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;

(iii) its right, if any, to require the Administrative Agent and the other Holders of Guaranteed Obligations to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Holders of Guaranteed Obligations has or may have against,

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the other Guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv) (a) any rights to assert against the Administrative Agent and the other Holders of Guaranteed Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Holders of Guaranteed Obligations; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Administrative Agent’s and the other Holders of Guaranteed Obligations’ rights or remedies against the other Guarantors; the alteration by the Administrative Agent and the other Holders of Guaranteed Obligations of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Holders of Guaranteed Obligations by operation of law as a result of the Administrative Agent’s and the other Holders of Guaranteed Obligations’ intervention or omission; or the acceptance by the Administrative Agent and the other Holders of Guaranteed Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

(v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Holders of Guaranteed Obligations; or (b) any election by the Administrative Agent and the other Holders of Guaranteed Obligations under Section 1111(b) of Title 11 of the United States Code entitled “Bankruptcy” or any other applicable federal, state, provincial, municipal, local or foreign law relating to such matters, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors.

SECTION 7. Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(A) Subordination of Subrogation. Until the Guaranteed Obligations (other than contingent indemnity obligations not yet due and payable) have been fully and finally performed and indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations (ii) waive any right to enforce any remedy which the Holders of Guaranteed Obligations, the Issuing Bank or the Administrative Agent now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and (iii) waive any benefit of, and any right to participate in, any security or collateral given to the Holders of Guaranteed Obligations, the Issuing Bank and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of any Borrower to the Holders of Guaranteed Obligations or the Issuing Bank. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation,

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reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the other Holders of Guaranteed Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the other Holders of Guaranteed Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(A).

(B) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against any Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Guaranteed Obligations and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than contingent indemnity obligations not yet due and payable) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document, any Swap Agreement or any Banking Services Agreement have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among any Borrower and the Holders of Guaranteed Obligations, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Guaranteed Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Guaranteed Obligations, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders of Guaranteed Obligations. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the

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contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among any Borrower and the Holders of Guaranteed Obligations have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.

SECTION 8. Contribution with Respect to Guaranteed Obligations.

(A) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guaranteed Obligations and termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(B) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(C) This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(D) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(E) The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash and the termination of the Credit Agreement, the Swap Agreements and the Banking Services Agreements.

SECTION 9. Limitation on Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

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SECTION 10. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Swap Agreement, any Banking Services Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article IX of the Credit Agreement with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor, in care of the Company at the address of the Company set forth in the Credit Agreement or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article IX.

SECTION 12. No Waivers. No failure or delay by the Administrative Agent or any other Holder of Guaranteed Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Swap Agreement, any Banking Services Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 13. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the other Holders of Guaranteed Obligations and their respective successors and permitted assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 13 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any Swap Agreement, any Banking Services Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

SECTION 14. Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent.

SECTION 15. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 16. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL; IMMUNITY.

(A) CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL

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CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN THE CITY OF NEW YORK.

(B) EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE SERVICE OF PROCESS AGENT, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE PARENT AND EACH OTHER BORROWER AGREE TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH GUARANTOR. NOTHING HEREIN WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(C) WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH ACTION.

(D) TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

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SECTION 17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 18. Taxes, Expenses of Enforcement, etc.

(A) Taxes.

(i) Each payment by any Guarantor hereunder or under any promissory note or application for a Letter of Credit shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(ii) In addition, such Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(iii) As soon as practicable after any payment of Indemnified Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(iv) The Guarantors shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts payable under this Section 18(A)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 18(A) shall be paid within ten (10) days after the Recipient delivers to any Guarantor a certificate stating the amount of any Indemnified Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 18(A) on behalf of any of its beneficial owners, an indemnity payment under this Section 18(A) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.

(v) By accepting the benefits hereof, each Lender agrees that it will comply with Section 2.17(f) of the Credit Agreement.

(B) Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the other Holders of Guaranteed Obligations for any reasonable costs and out-of-pocket expenses (including attorneys’ fees) paid or incurred by the Administrative Agent or any other Holder of Guaranteed Obligations in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.

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SECTION 19. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Holder of Guaranteed Obligations (including the Administrative Agent) may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply in accordance with the terms of the Credit Agreement toward the payment of all or any part of the Guaranteed Obligations due and payable (i) any indebtedness due or to become due from such Holder of Guaranteed Obligations or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Guaranteed Obligations (including the Administrative Agent) or any of their respective Affiliates.

SECTION 20. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each of the Borrowers and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Guaranteed Obligations (including the Administrative Agent) shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Guaranteed Obligations (including the Administrative Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Guaranteed Obligations (including the Administrative Agent) shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Guaranteed Obligations (including the Administrative Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

SECTION 21. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 22. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Guaranteed Obligations (including the Administrative Agent).

SECTION 23. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 24. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by any

12

Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, of any sum adjudged to be so due in such other currency such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, in the specified currency and (b) amounts shared with other Holders of Guaranteed Obligations as a result of allocations of such excess as a disproportionate payment to such other Holder of Guaranteed Obligations under Section 2.18 of the Credit Agreement, such Holder of Guaranteed Obligations (including the Administrative Agent), as the case may be, agrees, by accepting the benefits hereof, to remit such excess to such Guarantor.

SECTION 25. Swiss Limitation Language for Swiss Subsidiary Guarantors.

(a) If and to the extent that a payment in fulfilling the joint and several liabilities under Section 3 of this Guaranty would, at the time payment is due, under Swiss law and practice (inter alia, prohibiting capital repayments or restricting profit distributions) not be permitted, in particular if and to the extent that such Swiss Subsidiary Guarantor guarantees obligations other than obligations of one of its direct or indirect subsidiaries (i.e. obligations of its direct or indirect parent companies (up-stream guarantee) or sister companies (cross-stream guarantee)) (“Restricted Obligations”), then such obligations and payment amount shall from time to time be limited to the amount of the freely disposable equity in accordance with Swiss law; provided that such limited amount shall at no time be less than such Swiss Subsidiary Guarantor’s profits and reserves available for the distribution as dividends (being the balance sheet profits and any reserves available for this purpose, in each case in accordance with art. 675(2) and art. 671(1) and (2), no. 3, of the Swiss Federal Code of Obligations) at the time or times payment under or pursuant to this Guaranty is requested from such Swiss Subsidiary Guarantor, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) free such Swiss Subsidiary Guarantor from payment obligations hereunder in excess thereof, but merely postpone the payment date therefor until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities and guarantees contained in this Guaranty including, in particular, Section 18(A)(iv) shall be construed in a manner consistent with the provisos herein contained.

(b) In respect of Restricted Obligations, each Swiss Subsidiary Guarantor shall:

(i) if and to the extent required by applicable law in force at the relevant time:

(A) subject to any applicable double taxation treaty, deduct Swiss anticipatory tax (Verrechnungssteuer; Swiss Withholding Tax) at the rate of 35% (or such other rate as in force from time to time) from any payment made by it in respect of Restricted Obligations;

(B) pay any such deduction to the Swiss Federal Tax Administration; and

13

(C) notify (or ensure that the Company notifies) the Administrative Agent that such a deduction has been made and provide the Administrative Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration, all in accordance with Section 18(A)(i) of this Guaranty; and

(ii) to the extent such a deduction is made, not be obliged to either gross-up in accordance with Section 18(A)(i) of this Guaranty or indemnify each Recipient in accordance with Section 18(A)(iv) of this Guaranty in relation to any such payment made by it in respect of Restricted Obligations unless such gross-up or tax indemnity payment is permitted under the laws of Switzerland then in force.

(c) If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Administrative Agent to obtain a maximum benefit under this Guaranty, each Swiss Subsidiary Guarantor undertakes to promptly implement all such measures and/or to promptly obtain the fulfillment of all prerequisites allowing it to promptly perform its obligations and make the requested payment(s) hereunder from time to time, including the following:

(i) preparation of an up-to-date audited balance sheet of such Swiss Subsidiary Guarantor;

(ii) confirmation of the auditors of such Swiss Subsidiary Guarantor that the relevant amount represents the maximum freely distributable profits;

(iii) approval by a shareholders’ or a quotaholders’ meeting (as applicable) of such Swiss Subsidiary Guarantor of the resulting profit distribution; and

(d) all such other measures necessary or useful to allow such Swiss Subsidiary Guarantor to make the payments and perform the obligations agreed under this Guaranty with a minimum of limitations.

SECTION 26. Dutch Limitation Language for Dutch Loan Parties. The Guaranteed Obligations of any Guarantor organized under the laws of the Netherlands and any Guarantor being a direct or indirect subsidiary of such Guarantor will not extend to include any obligations or liabilities for so long as this would constitute a breach of the financial assistance prohibitions contained in section 2:98c of the Dutch Civil Code.

SECTION 27. Counterparts. This Guaranty may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes the deed of each party who has executed and delivered that counterpart.

SECTION 28. Termination of Guaranty. The obligations of any Guarantor under this Guaranty shall automatically terminate in accordance with Section 9.14 of the Credit Agreement.

SECTION 29. Limitation of Guaranty by Non-U.S. Loan Parties. Notwithstanding anything contained in this Guaranty to the contrary, no Guarantor shall be liable hereunder for any of the Loans made to, or any other Guaranteed Obligation of, any U.S. Loan Party to the extent such guaranty by such Guarantor would cause a Deemed Dividend Problem.

SECTION 30. Limitation on Guaranty of Certain Swap Obligations. No Guarantor hereunder shall be deemed to be a guarantor of any Swap Obligations if such Guarantor is not an ECP, to

14

the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any Guaranteed Obligations of a Guarantor other than Swap Obligations, nor shall it affect the Guaranteed Obligations of any Guarantor who qualifies as an ECP.

SECTION 31. Keepwell. Without in any way limiting the obligations of any Guarantor under this Guaranty (including under Section 2 hereof) or the other Loan Documents, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 31 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 31, or otherwise under this Guaranty, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 31 constitute, and this Section 31 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Remainder of Page Intentionally Blank.

15

IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

[GUARANTORS]

By:
Name:
Title:

16

Acknowledged and Agreed

as of the date first written above:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:
Name:
Title:

17

ANNEX I TO GUARANTY

Reference is hereby made to the Guaranty (the “Guaranty”) made as of [            ], by and among [GUARANTORS TO COME] (the “Initial Guarantors” and along with any additional Subsidiaries of the Company, which become parties thereto and together with the undersigned, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, New Guarantor has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, 20___.

[NAME OF NEW GUARANTOR]

By:
Its:

EXHIBIT H-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships And Are Not

Disregarded Entities For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013 (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vistaprint Limited (the “Company”), Vistaprint N.V., the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Loan Party within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships Or Are Disregarded

Entities For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013 (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vistaprint Limited (the “Company”), Vistaprint N.V., the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Loan Party within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption; provided that, if the undersigned is a disregarded entity for U.S. federal income tax purposes, the appropriate tax forms have been furnished by the first direct or indirect beneficial owner of the undersigned that is not a disregarded entity. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-3

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships Or Are

Disregarded Entities For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013 (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vistaprint Limited (the “Company”), Vistaprint N.V., the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Loan Party within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non- U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

EXHIBIT H-4

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships Or Are Disregarded

Entities For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013 (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vistaprint Limited (the “Company”), Vistaprint N.V., the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Loan Party within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption; provided that, if the undersigned is a disregarded entity for U.S. federal income tax purposes, the appropriate tax forms have been furnished by the first direct or indirect beneficial owner of the undersigned that is not a disregarded entity. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]